UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

BANKFINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 12, 2023

Dear Fellow Stockholder:

On behalf of the Board of Directors of BankFinancial Corporation (the “Company”), I cordially invite you to attend our 2023 Annual Meeting of Stockholders.  The meeting will be held at the Chicago Marriott Southwest at Burr Ridge, 1200 Burr Ridge Pkwy., Burr Ridge, Illinois, on Thursday, May 25, 2023, at 11:00 A.M., Chicago, Illinois Time.

At the Annual Meeting, our stockholders will vote on the election of two directors, the ratification of the engagement of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023, an advisory, non-binding resolution to approve our executive compensation and an advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation.

The Board of Directors, acting on the recommendations of the Corporate Governance and Nominating Committee, has nominated incumbents F. Morgan Gasior and Debra R. Zukonik to serve as directors of the Company for three-year terms.

The Board of Directors recommends that you vote your shares as follows: FOR the election of our two director nominees; FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2023; FOR the approval on an advisory, non-binding basis of our executive compensation; and for “1 Year” as the frequency of future advisory, non-binding votes on executive compensation.

We are using the “Notice and Access” method of providing proxy materials to you via the Internet in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about April 12, 2023, we will mail to our stockholders a Stockholder Meeting Notice (the “Meeting Notice”) containing instructions on how to access our Proxy Statement and 2022 Annual Report, and how to vote your shares. The Meeting Notice will also contain instructions on how you may receive, if you wish, a paper copy of your proxy materials.

By voting your shares promptly, you will help us reduce the time and expense of soliciting proxies, and you will also ensure that your shares are represented at the Annual Meeting.

Thank you in advance for your attention to this important matter. We are most appreciative of your continued interest and support as stockholders of the Company and as valued customers of BankFinancial, NA.

Very truly yours,

F. Morgan Gasior Chairman and Chief Executive Officer

BANKFINANCIAL CORPORATION

60 North Frontage Road

Burr Ridge, Illinois 60527

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, May 25, 2023

To the Stockholders of BankFinancial Corporation:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of BankFinancial Corporation will be held at the Chicago Marriott Southwest at Burr Ridge, 1200 Burr Ridge Pkwy., Burr Ridge, Illinois, on Thursday, May 25, 2023, at 11:00 A.M., Chicago, Illinois Time, and any adjournments or postponements thereof.

The purpose of the Annual Meeting is to consider and act upon the following, as described more fully in the Company’s Proxy Statement:

1.	To elect two directors for a three-year term and until their successors are duly elected and qualify;

2.	To ratify the engagement of RSM US LLP as the independent registered public accounting firm of BankFinancial Corporation for the year ending December 31, 2023;

3.	To consider an advisory, non-binding resolution to approve our executive compensation;

4.	To consider an advisory, non-binding proposal with respect to the frequency of future advisory, non-binding votes on executive compensation; and

5.

To transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof; the Board of Directors and management are not aware of any such other business.

The Board of Directors has fixed the close of business on March 31, 2023, as the voting record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.  Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or any such adjournments or postponements. In the event that there are not sufficient votes to establish a quorum or to approve the foregoing proposals at the Annual Meeting, the meeting may be adjourned or postponed in order to permit the further solicitation of proxies. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned or postponed.

By Order of the Board of Directors

James J. Brennan
Secretary

Burr Ridge, Illinois

April 12, 2023

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting

Our Proxy Statement for the 2023 Annual Meeting, the accompanying form of proxy and our 2022 Annual Report are available online at www.envisionreports.com/BFIN.

2023 PROXY STATEMENT

PROXY STATEMENT

BankFinancial Corporation

60 North Frontage Road

Burr Ridge, Illinois 60527

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 25, 2023

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of BankFinancial Corporation of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) that will be held at the Chicago Marriott Southwest at Burr Ridge, 1200 Burr Ridge Pkwy., Burr Ridge,   Illinois, on Thursday, May 25, 2023, at 11:00 A.M., Chicago, Illinois Time, and any adjournments or postponements thereof.

This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being made available to the stockholders of BankFinancial Corporation on or about April 12, 2023. Whether or not you plan to attend the Annual Meeting, please read this Proxy Statement and authorize the voting of your shares by proxy by following the proxy authorization instructions appearing on the proxy card and discussed below under “Voting and Related Matters — How do I vote?”

An Annual Report for the year ended December 31, 2022, which contains audited consolidated financial statements and other information pertaining to BankFinancial Corporation, accompanies this Proxy Statement.

THE COMPANY

BankFinancial Corporation, a Maryland corporation headquartered in Burr Ridge, Illinois, became the owner of all of the issued and outstanding capital stock of BankFinancial, NA, formerly known as BankFinancial, F.S.B. (each referred to herein as the “Bank”) in 2005, when it consummated a plan of conversion and reorganization of the Bank and its predecessor holding companies, BankFinancial MHC, Inc. (“BankFinancial MHC”) and BankFinancial Corporation, a federal corporation.

VOTING AND RELATED MATTERS

The following is information regarding the Annual Meeting and the voting process.

Why am I receiving this Proxy Statement?

Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail pursuant to your request in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

You are receiving this Proxy Statement from us because at the close of business on March 31, 2023, the record date for the Annual Meeting, you owned shares of our common stock, par value $0.01, either directly or through a broker. This Proxy Statement describes the matters that will be presented for consideration by our stockholders at the Annual Meeting. It also gives you information concerning the items of business to be considered at the Annual Meeting to assist you in making an informed voting decision.

When you vote your shares, you appoint the proxy holder as your representative at the Annual Meeting. The proxy holder will vote your shares as you have instructed, thereby ensuring that your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, please vote your shares in advance of the Annual Meeting in case your plans change.

If you have voted your shares and an issue comes up for a vote at the Annual Meeting that is not identified on the proxy card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with their discretion.

What matters will be voted on at the Annual Meeting?

You are being asked to vote on the election of our two director nominees; the ratification of the engagement of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2023; an advisory, non-binding resolution to approve our executive compensation; and an advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation.

These matters are more fully described in this Proxy Statement.

How do I vote?

Stockholders who own their shares in their name may vote in person at the Annual Meeting by filling out a ballot or may authorize a proxy to vote on their behalf. There are three ways to authorize a proxy:

1.	Internet: You may access the proxy materials on the Internet at www.envisionreports.com/BFIN and follow the instructions on the proxy card or on the Meeting Notice.

2.	Telephone: You may call, toll-free, 1-800-652-VOTE (8683) and follow the instructions provided by the recorded message.

3.	Mail: If you received your proxy materials by mail, you may vote by signing, dating and mailing the enclosed proxy card in the postage paid envelope provided.

You may use the Internet or telephone to submit your proxy until 1:00 A.M., Chicago, Illinois Time on the morning of the Annual Meeting, Thursday, May 25, 2023.

Stockholders who hold shares in “street name,” that is, through a broker, should instruct their broker to vote their shares by following the instructions provided by the broker. Your vote as a stockholder is important. Please vote as soon as possible to ensure that your vote is recorded. See “If I hold shares in the name of a broker, who votes my shares?” below.

What if I sign and date my proxy but do not provide voting instructions?

A proxy that is signed and dated, but which does not contain voting instructions will be voted as follows:

•	“FOR” the two director nominees named in this Proxy Statement;

•	“FOR” the ratification of the engagement of RSM US LLP;

•	“FOR” the approval of the advisory, non-binding resolution to approve our executive compensation; and

•	“FOR” “1 Year” as the frequency of future advisory, non-binding votes on executive compensation.

What does it mean if I receive multiple proxy materials?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please vote all shares. No proxy cards are duplicated.

If I hold shares in the name of a broker, who votes my shares?

If you received this Proxy Statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker’s responsibility to vote your shares for you in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the ratification of an independent registered public accounting firm, but cannot vote on non-routine matters such as the election of directors and advisory, non-binding votes on executive compensation unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote.” At the Annual Meeting, broker non-votes will not affect the outcome of the voting, as described below under “How many votes are needed for each proposal?” We encourage you to provide directions to your broker as to how you want your shares voted on the matters to be brought before the Annual Meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures so that your shares will be voted at the Annual Meeting.

What if I change my mind after I vote my shares?

If you hold your shares in your own name, you may revoke your proxy and change your vote by:

•	following the instructions for telephone or Internet voting appearing on your proxy card;
•

signing another proxy card with a later date and returning the new proxy card by mail to our stock transfer agent and registrar, Computershare Trust Company, N.A., or by sending it to us to the attention of the Secretary of the Company, provided that the new proxy card is actually received by the Secretary before the polls close at the Annual Meeting;

•

sending notice addressed to the attention of the Secretary of the Company that you are revoking your proxy, provided that the notice is actually received by the Secretary before the polls close at the Annual Meeting; or

•	voting in person at the Annual Meeting in accordance with the established voting rules and procedures.

If you hold your shares in the name of a broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

Please mail any new proxy cards to Proxy Services, in care of Computershare Investor Services, at P.O. Box 43101, Providence, RI 02040-5067. You may send the notice described above or new proxy card to us as follows: BankFinancial Corporation, 60 North Frontage Road, Burr Ridge, Illinois 60527, Attention: James J. Brennan, Secretary.

How are proxy materials delivered?

BankFinancial controls its costs for the Annual Meeting by following SEC rules that allow for the delivery of proxy materials to the Company’s stockholders via Notice and Access, which delivers materials through the Internet. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to stockholders. Stockholders who own shares directly and not through a broker will have a Meeting Notice delivered directly to their mailing address. Stockholders whose shares are held in the name of a broker should have a Meeting Notice forwarded to them by the broker that holds the shares. Stockholders who have requested paper copies of the proxy materials will receive this Proxy Statement, the 2022 Annual Report and a proxy card by mail.

If you received only a Meeting Notice by mail, you will not receive a printed copy of the proxy material unless you request a copy by following the instructions on the notice. The Meeting Notice also contains instructions for accessing and reviewing the proxy materials over the Internet and provides directions for submitting your vote over the Internet.

How do I request a paper copy of the proxy materials?

You may request a paper copy of the proxy materials by following the instructions below. You will be asked to provide your 15-digit control number located on your Meeting Notice.

1.	Call the toll-free telephone number 1-866-641-4276 and follow the instructions provided, or

2.	Access the website at www.envisionreports.com/BFIN and follow the instructions provided, or

3.

Send an email to investorvote@computershare.com with “Proxy Materials BankFinancial Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on your Meeting Notice, and state in the email that you want a paper copy of current meeting materials.

Please make your request for a copy on or before May 11, 2023 to facilitate timely delivery before the Annual Meeting.

Stockholders who hold shares in “street name,” that is, through a broker, should request copies of the proxy materials by following the instructions provided by the broker.

How many votes do we need to hold the Annual Meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present or by proxy at the Annual Meeting in order for us to hold the Annual Meeting and conduct business. Abstentions and broker non-votes are considered present at the Annual Meeting and are counted in determining whether or not a quorum is present.

Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present and votes in person at the Annual Meeting; or
•	has properly submitted a signed proxy form or other proxy (including a broker non-vote).

At the close of business on March 31, 2023, the record date, there were 12,693,993 shares of our common stock, par value $0.01, issued and outstanding. Therefore, at least 6,346,997 shares need to be present at the Annual Meeting in person or by proxy in order for us to hold the Annual Meeting and conduct business.

What happens if a nominee is unable to stand for election?

The Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for the substitute nominee designated by the Board of Directors. Proxies cannot be voted for more than two nominees.  We have no reason to believe that any nominee will be unable to stand for election.

What options do I have in voting on each of the proposals?

Election of Directors (Proposal 1). You may mark the “FOR” box on your proxy card to vote for all director nominees, mark the “FOR ALL EXCEPT” box on your proxy card to vote for all nominees other than any nominee that you specify on your proxy card, or mark the “WITHHOLD” box to withhold your vote for all director nominees.

Ratification of Independent Registered Public Accounting Firm (Proposal 2). You may mark either the “FOR”, “AGAINST”, or “ABSTAIN” box with respect to the ratification of the engagement of RSM US LLP.

Advisory, Non-Binding Vote on Executive Compensation (Say-On-Pay) (Proposal 3). You may mark either the “FOR”, “AGAINST”, or “ABSTAIN” box with respect to the compensation of the Company’s named executive officers. While this vote is required by law, it will neither be binding on the Company or its Board of Directors, nor will it create or imply any change in the fiduciary duties of or impose any additional fiduciary duties on the Company or its Board of Directors.

Advisory, Non-Binding Vote on the Frequency of Future Advisory, Non-Binding Votes on Executive Compensation (Proposal 4). You may cast your advisory, non-binding vote on the frequency of future advisory, non-binding votes on executive compensation as follows: every “1 Year,” every “2 Years,” every “3 Years,” or you may “ABSTAIN” from voting. While this vote is required by law, it will neither be binding on the Company or its Board of Directors, nor will it create or imply any change in the fiduciary duties of or impose any additional fiduciary duties on the Company or its Board of Directors.

Where no instructions are indicated, validly executed proxies will be voted “FOR” the election of the two director nominees, “FOR” the ratification of the engagement of RSM US LLP, “FOR” the approval of the compensation of the Company’s named executive officers, and for “1 Year” as the frequency of future advisory, non-binding votes on executive compensation.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this Proxy Statement indicates the number of shares owned by an account attributable to you.

Are there any limits on the voting of shares?

As provided in Section F of Article 6 of our Charter, record holders of common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of this 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. Our Board of Directors is authorized to construe and apply the provisions of Section F of Article 6 of the Charter, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person and whether a person is an affiliate of or has an arrangement or agreement with another person. Further, the Board of Directors is authorized to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by us in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Section F of Article 6 of the Charter.

How many votes are needed for each proposal?

The two director nominees receiving the highest number of votes cast “FOR” their election will be elected as directors, without regard to shares as to which the “FOR ALL EXCEPT” or “WITHHOLD” box has been selected on the proxy card.

The ratification of the engagement of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2023, will require the affirmative vote of a majority of the votes cast at the Annual Meeting, electronically or by proxy, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card.

The approval of the advisory, non-binding vote on executive compensation will require the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card. While this vote is required by law, it will neither be binding on the Company or its Board of Directors, nor will it create or imply any change in the fiduciary duties of or impose any additional fiduciary duties on the Company or its Board of Directors.

The 1 Year, 2 Years or 3 Years option receiving the plurality of votes on the frequency of future advisory, non-binding votes on executive compensation, without regard to other broker non-votes or shares as to which the “Abstain” box has been selected on the proxy card, will be considered the period recommended by the Company’s stockholders.

Shares represented by broker non-votes and abstentions are considered present at the Annual Meeting for the purposes of determining whether or not a quorum is present, but such shares are not considered votes cast and will have no effect on the outcome of the election of directors, the ratification of the engagement of RSM US LLP, the advisory, non-binding resolution to approve our executive compensation and the advisory, non-binding proposal on the frequency of future advisory, non-binding votes on executive compensation.

Where do I find the voting results of the Annual Meeting?

We intend to announce voting results at the Annual Meeting or at any postponements or adjournments thereof. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the SEC.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote “FOR” the election of the two director nominees, “FOR” the ratification of the engagement of RSM US LLP, “FOR” the approval of the compensation of the Company’s named executive officers and “1 Year” as the frequency of future advisory, non-binding votes on executive compensation.

Who do I call if I have any questions?

If you have any questions or need assistance in submitting your proxy, voting your shares or need paper copies of the proxy materials, free of charge, please contact Computershare, toll-free, at 1-800-816-9078, or toll at 1-781-575-3120.

ELECTION OF DIRECTORS; INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

There are six members of the Board of Directors, which is divided into three classes. The bylaws of the Company establish the initial terms of office for each class of directors and provide that directors are elected for a term of office that will expire at the third succeeding Annual Meeting of Stockholders following their election, with each director to hold office until their successor is duly elected and qualifies.

At the Annual Meeting, the stockholders of the Company will be requested to elect one class of directors consisting of two directors. The Corporate Governance and Nominating Committee of the Board of Directors has recommended, and the Board of Directors has nominated, F. Morgan Gasior and Debra R. Zukonik for election as directors in this class of directors for a term of office that will expire at the Annual Meeting of Stockholders in 2026 and until their successors are duly elected and qualify.

The proxies solicited on behalf of the Board of Directors will be voted at the Annual Meeting “FOR” the election of the above two director nominees as directors, provided that your proxy will not be voted in favor of any nominee for which your proxy vote has been withheld. If a nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the shares represented by all such proxies will be voted for the election of such replacement nominee as the Board of Directors, acting on the recommendation of the Corporate Governance and Nominating Committee, may designate. At this time, the Board of Directors knows of no reason why the nominees might be unable or unwilling to stand for election as a director, or to serve as a director if elected.

The following table sets forth certain information regarding the nominees and other members of the Board of Directors, including their years of service and terms of office. Except as indicated elsewhere in the Proxy Statement, there are no arrangements or understandings between any of the directors or the nominees and any other person pursuant to which such directors or the nominees were selected.

		Director	Term of Class
Name	Position(s) Held in the Company	Since (1)	to Expire
NOMINEES
F. Morgan Gasior	Chairman of the Board, Chief Executive Officer and President	1983	2026
Debra R. Zukonik	Director	2020	2026
CONTINUING DIRECTORS
Cassandra J. Francis	Director	2006	2024
Terry R. Wells	Director	1994	2024
John M. Hausmann, C.P.A.	Director	1990	2025
Glen R. Wherfel, C.P.A.	Director	2001	2025

(1)

Denotes the earlier of the year the individual became a director of the Bank or the year the individual became a director of the Company or its predecessors, BankFinancial MHC and BankFinancial Corporation, the federal corporation. Messrs. Gasior, Hausmann and Wells have each served as a director of the Company since its formation in 2004. Mr. Wherfel and Ms. Francis were appointed to the Board of Directors of the Company in 2006.  Ms. Zukonik joined as a director of the Company in 2020.

Nominees

The business experience for at least the past five years of each nominee for election to the Board of Directors and the qualifications of each nominee to serve as a director is set forth below, with age information as of December 31, 2022.

F. Morgan Gasior. Age 59. Mr. Gasior has served as Chairman of the Board, Chief Executive Officer and President of the Company since its formation in 2004, and of the Bank since 1989, and as a director of the Bank since 1983. He held the same positions with the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Gasior has been employed by the Bank in a variety of positions since 1984, and became a full-time employee in 1988 when he was appointed as Executive Vice President and Chief Operating Officer. Mr. Gasior is licensed as an attorney in the States of Illinois and Michigan, but he does not actively practice law.

Mr. Gasior brings to the Board, among other skills and qualifications, a comprehensive understanding of the Bank’s strategies, operations and customers based on his more than 30 years of service as an employee and officer of the Bank. He has led the development and implementation of the Bank’s financial, lending, operational, technology and expansion strategies, and this experience has uniquely positioned him to adjust the Company’s business strategies to respond to changing economic, regulatory and competitive conditions, and to discern and coordinate operational changes to match these strategies. His position on the Board also provides a direct channel of communication from senior management to the Board.

Debra R. Zukonik Age 60. Ms. Zukonik is the co-owner and Chief Credit Officer of Dare Capital Partners, LLC, which provides asset-based lending and accounts receivable factoring to selected small and medium-size businesses, and co-investment in asset-based lending or accounts receivable factoring facilities to selected financial institutions.  Ms. Zukonik is a co-owner of NN6, LLC, which is a technology company providing specialty report capabilities for factoring software and a co-owner of Horizon ProMed, LP, which is a commercial real estate investment company.  Ms. Zukonik is also a co-owner of FactorHelp, Inc., which is a factoring consulting firm, and a co-owner of Factor Solutions, LLC, which provides servicing for factoring transactions. Ms. Zukonik is a member of the Board of Directors of the American Factoring Association, and is a member of the Advisory Board of the International Factoring Association and she previously served on the Executive Committee of the Commercial Finance Association Board of Directors.  Ms. Zukonik is a member of the Community and Environmental Committee of the Company.

Ms. Zukonik brings to the Board, among other skills and qualifications, substantial experience and expertise in the Commercial Finance Industry with an extensive range of formal training and expertise in commercial credit and collections, underwriting, and financial and credit analysis.

The Board of Directors recommends a vote “FOR” the above nominees.

Continuing Directors

The business experience for at least the past five years of each continuing member of the Board of Directors and each individual’s qualifications to serve as a director are set forth below, with age information as of December 31, 2022.

Cassandra J. Francis. Age 57. Ms. Francis is self-employed as the sole proprietor of KARIATID since 2009, which provides real estate and construction-related strategic planning, management, and program and project advisory services to public, private and non-profit organizations. Ms. Francis is also President of BOCA Enterprises, Inc. and President of Global Properties, Inc., real estate management companies. Ms. Francis previously served as the Chief Real Estate and Development Officer of the South Shore Line Railroad / Northern Indiana Commuter Transportation District and as the President and CEO of Friends of the Parks. She was also an Executive Director of Clayco, Inc., a national design-build construction firm and the Director of Olympic Village Development for Chicago’s bid to host the 2016 Summer Olympic and Paralympic Games. She has also held various management positions, including Senior Vice President with U.S. Equities Development, L.L.C. from 1995 to 2008.Ms. Francis is a Fellow of the American Institute of Certified Planners, a Fellow of RICS (The Royal Institution of Chartered Surveyors), a Fellow of the Chartered Institute of Arbitrators, and is an admitted member of the Counselors of Real Estate, the professional consulting arm of the National Association of Realtors. She is certified as both an international commercial arbitrator and as a civil commercial mediator. Ms. Francis is a LEED Accredited Professional and is licensed as a real estate managing broker in the States of Illinois and Indiana. She formerly served as Liaison Vice Chair of the Counselors of Real Estate, Vice President of the International Board of Governors of Lambda Alpha International, an honorary land economics society and formerly served on the Chicago Advisory Board of the Urban Land Institute. Ms. Francis is a member of the Corporate Governance and Nominating, the Corporate Community and Environmental and the Human Resources Committees of the Company.

Ms. Francis brings to the Board, among other skills and qualifications, substantial experience in urban planning and commercial real estate development and operations, with particular emphasis in retail development and leasing. She also has extensive experience with commercial real estate finance and valuations, particularly in Midwestern markets.

John M. Hausmann, C.P.A. Age 67. Mr. Hausmann has been a self-employed certified public accountant since 1980, until he retired in 2022. Prior to that time, he was an accountant with Arthur Andersen. Mr. Hausmann is a member of the Illinois Certified Public Accountant Society. He has been a director of the Company since its formation in 2004, and of the Bank since 1990. He was a director of the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Hausmann is the Chairman of the Audit Committee of the Company and is a member of the Executive, the Corporate Governance and Nominating and the Human Resources Committees of the Company.

Mr. Hausmann brings to the Board, among other skills and qualifications, a comprehensive understanding of accounting, auditing and taxation principles based on his many years of experience as a certified public accountant. His experience as a member of the Audit Committee has provided him with a thorough knowledge of the Company’s internal controls and internal and external audit procedures. His tax and accounting practice and longtime residency in the Bank’s southernmost market territory have also provided him with a unique familiarity with the needs of the Bank’s small business and municipal customers and communities.

Terry R. Wells. Age 64. Mr. Wells has served as the Mayor of the Village of Phoenix, Illinois since 1993, and he currently serves as President of the Southland Regional Mayoral Black Caucus.  He is also a member of the Board of Directors of Pace, a Division of the Regional Transportation Authority (Illinois), and the Chairman of the Board of South Suburban College. Mr. Wells has served as President of the South Suburban Mayors and Managers Association. Mr. Wells retired in 2019 after 35 years teaching history at the secondary school level.  He has been a director of the Company since its formation in 2004, and of the Bank since 1994. He was a director of the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Wells is a member of the Executive Committee, the Audit Committee and the Chairman of the Human Resources and Community and Environmental Committees of the Company.  He is also the Chairman of the Corporate Governance and Nominating Committee, and as such, currently serves as the Lead Director of the Company.

Mr. Wells brings to the Board, among other skills and qualifications, substantial experience in municipal government and finance, community and economic development and serving the needs of low- and moderate-income borrowers and communities. His experience as an educator has also provided him with significant expertise in secondary and post-secondary vocational training applicable to the Bank’s customer service and support personnel.

Glen R. Wherfel, C.P.A. Age 73. Mr. Wherfel has been a principal in the accounting firm of Wherfel & Associates since 1984 and President of Park Data Incorporated since 1980. Mr. Wherfel was a director of Success National Bank from 1993 to 2001, and of Success Bancshares from 1998 to 2001. He was the Chairman of Success National Bank’s Loan Committee and a member of its Asset Liability Management Committee. The Company acquired Success Bancshares and Success National Bank in 2001. Mr. Wherfel is a member of the Corporate Governance and Nominating, the Audit and the Human Resources Committees of the Company.

Mr. Wherfel brings to the Board, among other skills and qualifications, substantial experience in entrepreneurial finance and operations. His tax and accounting practice, longtime residency in the Bank’s northern market territory and service as a director of Success National Bank have also provided him a unique familiarity with the needs of the Bank’s small business and municipal customers and communities.

In accordance with NASDAQ Stock Market board diversity disclosure requirements, below are diversity statistics for our six Board members as of December 31, 2022.

Board Diversity Matrix (As of December 31, 2022)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Director Independence

The Board of Directors has determined that, except for Mr. Gasior, who serves as the Chairman, Chief Executive Officer and President of the Company, each of the Company’s directors is “independent” as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market.

Executive Officers Who Are Not Directors

Set forth below is information, with age information as of December 31, 2022, regarding the principal occupations for at least the past five years of the individuals who serve as executive officers of the Company and/or the Bank who are not directors of the Company or the Bank. All executive officers of the Company and the Bank are elected annually by their respective Boards of Directors and serve until their successors are elected and qualify. No executive officer identified below is related to any director or other executive officer of the Company or the Bank. Except as indicated elsewhere in this Proxy Statement, there are no arrangements or understandings between any officer identified below and any other person pursuant to which any such officer was selected as an officer.

Gregg T. Adams, Age 63. Mr. Adams has served as the President of the Marketing and Sales Division of the Bank since 2015 and was the Executive Vice President of the Marketing and Sales Division of the Bank from 2001 to 2015 and was the Senior Vice President of the Marketing and Sales Division from 2000 to 2001. Mr. Adams joined the Bank in 1986 and has served in various positions with the Bank and its former real estate subsidiary, Financial Properties, Inc., including as Vice President of Marketing Development. Mr. Adams is also a director of Financial Assurance Services, Inc.

Paul A. Cloutier, C.P.A. Age 59. Mr. Cloutier has served as the Chief Financial Officer and Treasurer of the Company since its formation in 2004, of the Bank since 1991, and of BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Cloutier also serves as the Executive Vice President of the Finance Division of the Company and the Bank. He is a registered certified public accountant in the State of Michigan and is a member of the American Institute of Certified Public Accountants. Prior to joining the Bank and its parent companies, he was a Senior Tax Associate with Coopers & Lybrand.

John G. Manos, Age 62. Mr. Manos has served as the President of the Bank’s Commercial Real Estate Lending Division since 2014, and was the Regional President of the Bank’s Southern Region from 2006 to 2014. He has held various positions with the Bank since 1999, including Senior Vice President, and Vice President and Senior Vice President of Regional Commercial Banking. Prior to joining the Bank, Mr. Manos was the Manager – Commercial Lending for Preferred Mortgage Associates.

Marci L. Slagle, Age 53.  Ms. Slagle has served as the President of the Bank's Equipment Finance Division since February 2020.  She manages the corporate and governmental, middle market and small ticket leasing departments.  Ms. Slagle is a Certified Lease Finance Professional (“CLFP”) with over 20 years’ experience in the commercial equipment leasing industry. Ms. Slagle is a former member of the Equipment Finance and Lease Association Steering Committee – Middle Market Leasing, and she is also an Executive Committee member and past President of the CLFP Foundation.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2023, or such other date as is indicated, certain information as to the beneficial ownership of shares of the Company’s common stock by: (i) those persons or entities known by the Company to beneficially own more than 5% of the Company’s outstanding shares of common stock; (ii) each director and nominee for election as director; (iii) each named executive officer of the Company; and (iv) all directors and executive officers of the Company and the Bank as a group. The address for each individual listed below is: C/O BankFinancial Corporation, 60 North Frontage Road, Burr Ridge, Illinois 60527. An asterisk denotes beneficial ownership of less than one percent.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)		Percent of Shares of Common Stock Outstanding
M3 Funds, LLC
2070 E 2100 S, Suite 250
Salt Lake City, UT 84109	1,260,537	(2)	9.93%
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One
Austin, Texas 78746	1,015,424	(2)	8.00%
Voya Institutional Trust Company
As Trustee fbo BankFinancial and Subsidiaries 401(k) Plan	812,533	(2)	6.40%
Renaissance Technologies LLC
800 Third Avenue
New York, New York 10022	759,787	(2)	5.99%
Black Rock, Inc.
55 East 52nd Street
New York, New York 10022	723,530	(2)	5.70%
Directors and Nominees
Cassandra J. Francis	40,444		*
F. Morgan Gasior	319,570	(3)	2.52%
John M. Hausmann	69,049		*
Terry R. Wells	56,384		*
Glen R. Wherfel	106,085	(4)	*
Debra R. Zukonik	3,650		*
Named Executive Officers (other than Mr. Gasior):
John G. Manos	68,475	(5)	*
Marci L. Slagle	—		—
All Directors and Executive Officers (including Named Executive Officers) as a Group (12 persons)	955,725		7.53%

(1)

The information reflected in this column is based upon information furnished to us by the persons named above and the information contained in the records of our stock transfer agent. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(2)	Amount of shares owned and reported on the most recent Schedule 13G filing with the SEC, reporting ownership as of December 31, 2022.
(3)	Includes 110,033 shares held by the BankFinancial and Subsidiaries Associate Investment Plan. Also includes 125,000 shares held by Mr. Gasior’s spouse. Mr. Gasior disclaims beneficial ownership of these 125,000 shares.
(4)	Includes 73,585 shares held in trust and 32,500 shares held by an individual retirement account.
(5)	Includes 44,217 shares held by the BankFinancial and Subsidiaries Associate Investment Plan.

Delinquent Section 16(a) Reports

The Company’s executive officers, directors and any beneficial owners of greater than 10% of the outstanding shares of the Company’s common stock are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Company’s common stock. SEC rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on the Company’s review of ownership reports required to be filed for the year ended December 31, 2022, no executive officer, director or 10% beneficial owner of shares of the Company’s common stock failed to file any required ownership report on a timely basis.

CODE OF ETHICS

The Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. A copy of the Company’s Code of Ethics was previously filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Amendments to and waivers from the Code of Ethics for Senior Financial Officers will be disclosed on the Company website, www.bankfinancial.com. The Company has also adopted a Code of Business Conduct, pursuant to the listing standards of the NASDAQ Stock Market that applies generally to the Company’s directors, officers, and employees.

BOARD LEADERSHIP STRUCTURE AND BOARD’S ROLE IN RISK OVERSIGHT

Leadership Structure.  The Company’s Board of Directors has a distributed leadership structure. The Board has established a standing Executive Committee, which currently consists of the Chief Executive Officer and two independent directors. Thus, a two-thirds majority of the membership of the Executive Committee consists of independent directors. The Executive Committee exercises the authority of the Board between meetings on matters not reserved exclusively to the Board by the Company’s charter or bylaws. In addition, independent directors chair the Corporate Governance and Nominating Committee and the Human Resources Committee, the members of which are all independent directors.

The Chair of the Corporate Governance and Nominating Committee serves as the Board’s Lead Director. The Lead Director calls and presides at all executive sessions or special meetings of the Board’s outside, independent directors and provides feedback to the Chief Executive Officer regarding the same; works with the Chairs of the other committees of the Board to ensure coordinated coverage of the Board’s duties and responsibilities; serves as a supplemental point of contact for Board members and stockholders; serves as a liaison between the Board’s outside, independent directors and the Chief Executive Officer; coordinates the implementation of the charter of the Corporate Governance and Nominating Committee, including Board performance evaluations; and executes any other duties and responsibilities the Board may establish.

The Chairman of the Board coordinates the Board’s functions, including the activities of the Board’s committees, with the execution of the Company’s business plan and day-to-day operations. Although the Chairman also presides over Board meetings as provided in the Company’s bylaws, the charter of the Corporate Governance and Nominating Committee provides that any director may place any item on the agenda for any Board meeting.

The Board periodically meets outside the presence of the Chief Executive Officer. The independent members of the Board also conduct a periodic review of the Company’s financial condition, results of operation, long-term planning, management structure and internal governance practices. The Board utilizes the findings and recommendations resulting from its review to revise and enhance its oversight, as appropriate.

The Board does not have a policy requiring the separation of the offices of Chairman and Chief Executive Officer, and Mr. Gasior currently serves in both capacities. The Board believes that the selection of its Chairman should be based upon the Board’s assessment of the Company’s current operating needs, the suitability of the individual to effectively discharge the duties of the Chairman and the leadership structure that will best serve the interests of the Company and its stockholders. The Board believes that combining the offices of Chairman and Chief Executive Officer is currently an effective governance structure because it provides an efficient and unified responsibility and mechanism for the coordination of the activities of the Board of Directors and those of management. The Board also believes that the Lead Director position, its policy of universal Board agenda access and its practice of conducting periodic meetings outside the presence of the Chief Executive Officer achieve benefits that are equivalent to those that might result from separating the offices of Chairman and Chief Executive Officer.

Role in Risk Oversight. The Board is actively involved in the oversight of risks that could affect the Company, through, among other things, its adoption of policies and procedures; the use of internal controls to identify and monitor specific risks; the establishment of an internal audit function that monitors compliance with policies, procedures and internal controls and reports directly to the Board’s Audit Committee, oversight and reporting by Board committees with respect to matters within their jurisdictions; the receipt of periodic reports from officers of the Company responsible for the management of specific functions; and the periodic use of outside consultants to conduct independent reviews of internal controls or Company-specific functions.

This leadership and risk management structure is designed to ensure that financial, risk, internal control reporting and market information are provided directly to the independent directors of the Company and acted upon as necessary. Taken together, the Board believes that it has an effective leadership structure controlled by independent directors, with open meeting agendas and an established mechanism for oversight and evaluation of the Company as well as the Board’s and management’s execution of their respective responsibilities.

Attendance at Annual Meetings of Stockholders

Although the Company does not have a formal written policy regarding director attendance at annual meetings of stockholders, directors are requested to attend these meetings absent unavoidable scheduling conflicts. All of the Company’s current directors except for one attended the 2022 Annual Meeting of Stockholders.

BOARD COMMITTEE REPORTS, POLICIES AND PROCEDURES

Meetings and Committees of the Board of Directors

Board of Directors and Committees. The business of the Company is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors, as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market, meet in executive sessions. The standing committees of the Board of Directors of the Company are the Executive, Audit, Corporate Governance and Nominating, and Human Resources Committees. During the year ended December 31, 2022, the Board of Directors of the Company held four regular meetings.  No member of the Board of Directors or any Board committee attended less than 75% of the Board meetings and the Board committee meetings on which the director served. In addition, a number of matters were evaluated, considered and/or decided during the year by electronic distribution and voting or by unanimous consent.

The table below shows current membership for each of the standing Board committees:

Directors	Executive Committee	Audit Committee	Corporate Governance and Nominating Committee	Human Resources Committee	Community & Environmental Committee
Cassandra J. Francis			✓	✓	✓
F. Morgan Gasior	Chair
John M. Hausmann	✓	Chair	✓	✓
Terry R. Wells	✓	✓	Chair	Chair	Chair
Glen R. Wherfel		✓	✓	✓
Debra R. Zukonik					✓
Meetings held during 2022	—	4	1	1	—

Executive Committee. The Executive Committee is authorized to act with the same authority as the Board of Directors between meetings of the Board of Directors, subject to certain limitations contained in the bylaws of the Company.

Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement.  As more fully described in the Audit Committee Charter, the Audit Committee reviews the records and affairs of the Company to determine its financial condition, reviews with management and the Company’s independent registered public accounting firm the systems of internal control over financial reporting, and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States. Each member of the Audit Committee is an “independent” director as defined in the listing standards of the NASDAQ Stock Market and Rule 10A-3 of the Securities Exchange Act of 1934. In addition, the Board of Directors has determined that Messrs. Hausmann and Wherfel are qualified as “audit committee financial experts” as currently defined in the regulations of the SEC.

Corporate Governance and Nominating Committee. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which was attached as Appendix B to the 2021 Proxy Statement. The Corporate Governance and Nominating Committee consists, at any point in time, of directors of the Company who qualify as “independent” in accordance with the listing standards of the NASDAQ Stock Market, except that no director may serve on the Corporate Governance and Nominating Committee at any meeting at which he or she has been or is seeking to be proposed as a nominee.

The Corporate Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors who are willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If vacancies on the Board of Directors arise, or if a current director is not nominated for re-election, the Corporate Governance and Nominating Committee will determine the skills and experience desired of a new nominee, solicit suggestions for director candidates from all members of the Board of Directors, and may engage in other search activities.

Candidates for a directorship should possess specific attributes, including integrity and a devotion to ethical behavior, a primary interest in the well-being of the Company, a capacity for independent judgment, good business acumen, the capacity to protect confidential information, an ability to work as a member of a team and a willingness to evaluate other opinions or points of view. In addition to examining a candidate’s qualifications in light of the above attributes, the Corporate Governance and Nominating Committee would also consider the overall character of the candidate and any existing or potential conflict of interest, the candidate’s willingness to serve and ability to devote the time and effort required, the candidate’s record of leadership, and the ability to develop business for the Company and its subsidiaries.

The Corporate Governance and Nominating Committee and the Board of Directors nominate candidates for election to the Company’s Board of Directors based on the candidate’s experience and expertise applicable to the current and expected future business operations of the Company. There is no formal policy with regard to the consideration of diversity in identifying a director nominee, and no specific demographic factors, or absence of such factors, prejudge a candidate’s qualification for nomination to the Board of Directors. The Company’s bylaws also establish specific qualifications for directors.

The Corporate Governance and Nominating Committee may consider qualified candidates for a directorship suggested by the stockholders of the Company. Stockholders may suggest a qualified candidate for a directorship by writing to BankFinancial Corporation at 60 North Frontage Road, Burr Ridge, Illinois 60527, Attention: James J. Brennan, Secretary, and providing the information described in the Company’s bylaws concerning the suggested candidate. A suggestion made to the Company’s Secretary concerning a potential candidate for a directorship will not constitute a nomination of the suggested candidate for election as a director. All nominations of candidates for election as a director must strictly comply with the applicable requirements and time limits summarized in “Advance Notice of Business to be Conducted at an Annual Meeting.”

Human Resources Committee. The Board of Directors has adopted a written charter for the Human Resources Committee of the Company. The Charter of the Human Resources Committee of the Company is attached as Appendix B to this Proxy Statement.  The Human Resources Committee of the Company is comprised of all directors of the Company other than Ms. Zukonik and Mr. Gasior. The Human Resources Committee of the Bank is comprised of all Bank Directors other than Mr. Gasior. The membership of the Human Resources Committee of the Bank includes one director of the Bank who is not a director of the Company, and does not include Ms. Zukonik because she is not a director of the Bank. The Human Resources Committee of the Bank is currently responsible for, among other things, establishing Bank-level base salaries, cash incentive compensation plans and bonus payments. All members of each Human Resources Committee are “independent” as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market. The meetings of the Human Resources Committees were conducted outside the presence of management to discuss compensation, performance and employment related matters.

Community and Environmental Committee.  The Board of Directors has adopted a written charter for the Community and Environmental Committee of the Company.  The scope of the Community and Environmental Committee responsibilities shall include monitoring and oversight of the policies, key controls and practices, and results with respect to the community and environmental topics. The Committee shall also conduct and facilitate reviews, meetings, assessments and take such other actions necessary and appropriate to its Scope of Responsibilities.

AUDIT COMMITTEE REPORT

In accordance with the applicable rules of the SEC, the Audit Committee has prepared the following report for inclusion in this Proxy Statement:

As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2022;
•

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Commission; and

•

received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

This report has been provided and is respectfully submitted by the Audit Committee:

John M. Hausmann, C.P.A., Chairman

Terry R. Wells

Glen R. Wherfel, C.P.A.

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has engaged RSM US LLP (“RSM”) to act as the Company’s independent registered public accounting firm for the year ending December 31, 2023, subject to the ratification of the engagement by the Company’s stockholders. Representatives of RSM US LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire, as well as to respond to appropriate questions that may be asked by a stockholder. If the appointment of the independent registered public accounting firm is not ratified, the matter of the appointment of the independent registered public accounting firm will be considered by the Company’s Audit Committee.

The Board of Directors recommends a vote “FOR” the ratification of the engagement of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Accounting Fees and Services

RSM acted as the Company’s independent registered public accounting firm for its fiscal years ended December 31, 2022 and 2021. Set forth below is certain information concerning aggregate fees billed for professional services rendered by RSM during the years ended December 31, 2022 and 2021:

Audit Fees. The aggregate fees billed to the Company by RSM for professional services rendered by RSM for the audit of the Company’s annual financial statements and internal controls, review of the financial statements included in the Company’s Annual Reports on Form 10-K and services that are normally provided by RSM in connection with statutory and regulatory filings and engagements were $406,000 and $394,000 during the years ended December 31, 2022 and 2021, respectively.

Audit-Related Fees. RSM did not bill the Company for any fees for assurance and related services rendered that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees” above, for the years ended December 31, 2022 and 2021.

Tax Fees. The aggregate fees billed to the Company by RSM for professional service for tax consultations and tax compliance was $55,000 and $55,000 during the year ended December 31, 2022 and 2021, respectively.

All Other Fees. There were no other fees billed for professional services rendered by RSM other than those described above.

Audit Committee Pre-Approval Policy

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by RSM, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved 100% of the audit and tax fees described above during the years ended December 31, 2022 and 2021.

NARRATIVE DISCUSSION OF EXECUTIVE COMPENSATION

Introduction

This Narrative Discussion of Executive Compensation describes the Company’s compensation philosophy and policies for 2022 as applicable to the executive officers named in the Summary Compensation Table (the “Named Executive Officers”). This section explains the structure and rationale associated with each material element of the Named Executive Officers’ compensation, and it provides context for the more detailed disclosure tables and specific compensation amounts provided in the following section. It is important to note that the Company and the Bank share an executive management team; the members of the executive management team are compensated by the Bank rather than the Company; and the Company reimburses the Bank for its services to the Company through intercompany expense allocations.

Role of the Human Resources Committee of the Board of Directors

Pursuant to its Charter, the Human Resources Committee of the Company is responsible for the execution of the Board of Directors’ responsibilities with respect to equity-based compensation, performance evaluation and succession planning for the Company’s Chief Executive Officer and other named executive officers of the Company.  The Human Resources Committee of the Bank is responsible for the execution of the responsibilities of the Board of Directors of the Bank with respect to cash-based compensation, employee benefits and perquisites, performance evaluation and succession planning for the Bank’s Chief Executive Officer, and other senior officers of the Bank. The Human Resources Committee of the Bank communicates its actions and decisions to the Human Resources Committee of the Company.  The Human Resources Committee of the Company is comprised of Messrs. Wells (Chairman), Hausmann and Wherfel and Ms. Francis, each of whom is expected to serve on the committee through the conclusion of the Company’s Annual Meeting of Stockholders on Thursday, May 25, 2023. Each member of the Human Resources Committee of the Company is considered “independent” according to the listing standards of the NASDAQ Stock Market and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934.

Compensation Philosophy and Objectives

The overall objective of the Company’s and the Bank’s compensation programs is to align executive officer compensation with the success of meeting strategic, financial and management objectives and goals. The programs are designed to create meaningful and appropriate incentives to manage the business of the Company and the Bank successfully and to align management interests with those of the stockholders of the Company. The program is structured to accomplish the following:

•	encourage a consistent and competitive return to stockholders over the long-term;
•

maintain a corporate environment that encourages stability and a long-term focus for the primary constituencies of the Company and the Bank, including employees, stockholders, communities, clients and government regulatory agencies;

•	maintain a program that:
◦	clearly motivates personnel to perform and succeed according to the current goals of the Company and the Bank;
◦	provides management with the appropriate empowerment to make decisions that benefit the primary constituents;
◦	aligns incentive compensation practices to risk-taking activities;
◦	attracts and retains key personnel critical to the long-term success of the Company and the Bank;
◦	provides for management succession planning and related considerations;
◦	encourages increased productivity;
◦	provides for subjective consideration in determining incentive and compensation components; and
◦	ensures that management:
▪	fulfills its oversight responsibility to its primary constituents;
▪	conforms its business conduct to the Company’s and the Bank’s established ethical standards;
▪	remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of the constituents of the Company and the Bank; and
▪	avoids any conflict between its responsibilities to the Company and the Bank and each executive officer’s personal interests.

Compensation Committee Interlocks and Insider Participation

Mr. Gasior is the only director of the Company and the Bank who is also an executive officer of the Company and/or the Bank. Mr. Gasior does not participate in the decisions of the Boards of Directors of the Company or the Bank or their respective Human Resources Committees concerning his compensation. No executive officer of the Company or the Bank has served on the Board of Directors or on the compensation committee of any other entity that had an executive officer serving on the Company’s Board of Directors or Human Resources Committee.

Compensation Consultant Independence

The Human Resources Committee of the Company engaged Frederic W. Cook & Co., Inc. (“Cook & Co.”) to assist in the preparation of the compensation aspects of reports filed with the SEC and to be available for consultations with outside counsel to the Human Resources Committee of the Company. The Human Resources Committee of the Company has received and reviewed the Cook & Co. consultant independence letter and independence policy addressing factors identified by SEC rules to determine whether certain conflicts of interest disclosures must be made. Cook & Co. believes that there is no conflict of interest in its role as an advisor to the Human Resources Committee of the Company. The following factors were assessed by the committee: Cook & Co.’s provision of services other than the executive and non-employee director compensation matters; the amount of fees received from the Company by Cook & Co. as a percentage of the total revenue of Cook & Co.; the policies and procedures of Cook & Co. that are designed to prevent conflicts of interest; the extent of any business or personal relationships with any member of the committee or any executive officer of the Company or the Bank; and any ownership of the Company’s stock by individuals on the consulting team employed by Cook & Co. After considering these and other factors in their totality, no conflicts of interest with respect to Cook & Co.’s advice were identified by the Board or the Human Resources Committee of the Company.

Compensation Principles and Factors

Business Plan Objectives. The Boards of Directors of the Company and the Bank periodically conduct a review of current and anticipated business conditions in the context of the Company’s and the Bank’s financial and competitive position. The review period typically includes the previous two fiscal years and up to two years prospectively. In connection with this review, management submits a Business Plan to the Boards of Directors of the Company and the Bank that proposes strategic, financial and management objectives for the period covered, using multiple scenarios in response to a variety of stated assumptions. The Boards of Directors then evaluate the proposed Business Plan and modify its provisions to the extent they deem appropriate. The Business Plan is updated by management and the Boards of Directors periodically throughout the year to respond to changing circumstances and conditions. The Business Plan provides a basis for evaluating the future progress of the organization, including all appropriate strategic alternatives, and management’s performance.

The Human Resources Committees of the Company and the Bank considered the Company’s and the Bank’s performance within the context of the Business Plan and management’s overall performance, weighing numerous factors within and outside of management’s control.

Corporate Performance and Industry Comparison. In establishing named executive officer compensation, the Human Resources Committees of the Company and the Bank periodically evaluate the Company’s and the Bank’s performance compared to management’s and the Boards of Directors’ overall goals and business plan objectives as well as to other financial institutions. The Human Resources Committees believe that using the respective performance factors of the Company and the Bank in determining named executive officer compensation levels is a useful tool for aligning the executive officers’ interests with those of the stockholders of the Company. With that in mind, the Human Resources Committees focus on the respective overall performance of the Company and the Bank relative to the prior calendar year and also considers the performance of insured depository institutions in the Chicago MSA, immediately adjacent MSA or the State of Illinois. As part of the evaluation and review, the Human Resources Committees also take into account the manner in which various subjective issues, such as changes in competition, regulatory standards, and general and local economic conditions (including unemployment rates, commodities prices and adverse conditions in housing and real estate markets) may have affected performance.

For purposes of comparative analysis in assessing corporate performance, the Company generally considers commercial banks and savings institutions of similar asset size, capital ratios, and/or geography. Given the ever-changing landscape within the banking industry, there is no specifically defined group of companies that is utilized for this analysis. The group of comparative financial institutions used in 2022 to assess overall performance consisted of publicly-held financial institutions located in the Chicago MSA, an immediately adjacent MSA or the State of Illinois with assets of $1.0 billion to $6.0 billion. The local financial institutions that were considered in 2022 consisted of Waterstone Financial, Inc. (WSBF), Finward Bancorp (FNWD), and First Business Financial Services, Inc. (FBIZ). A broader group consisting of these publicly-held institutions and a number of privately-held local financial institutions is also considered in the assessment of corporate performance.

The Boards of Directors of the Company and the Bank believe that industry comparison is a useful tool for assessing business performance, staying competitive in the marketplace and attracting and retaining qualified executives. While the Human Resources Committees believe that it is prudent to use industry comparison data in determining compensation practices, they do not establish empirical parameters or benchmarks for using this data. Rather, where necessary, the Human Resources Committee of the Bank uses industry comparison data to confirm that executive compensation is reasonable relative to competing organizations.

Performance Reviews and Role of Executives in Committee Meetings. Management reports to the Boards of Directors of the Company and the Bank at least annually on its progress in achieving the strategic, financial and management objectives established by the business plan. The Boards of Directors of the Company and the Bank then consider the overall performance of the Company and the Bank and the named executive officers in the context of these objectives, weighing numerous factors and conditions within and outside of management’s control. The Human Resources Committee of the Bank reviews current and proposed compensation levels for the Chief Executive Officer and the other Named Executive Officers for Bank-level base salaries, incentive compensation plans and discretionary cash bonus payments.

The Boards of Directors and the Human Resources Committees exclude the Chief Executive Officer and all other Named Executive Officers from their discussions and formal meetings concerning their compensation, except to receive the results of the decisions made and other relevant information.

Information Resources and Role of Compensation Consultants. In reviewing current and proposed compensation levels for Named Executive Officers, the Human Resources Committees consider the organizational structure and business performance of the Company and the Bank, external information from public sources on industry and competitor business performance and compensation practices and levels and other information it deems relevant to its responsibilities. The Human Resources Committees of the Company and the Bank continued to have access to their own outside counsel and a compensation consultant during 2022.  The Human Resources Committee of the Company engaged Cook & Co. to assist in the preparation of the compensation analysis aspects of reports filed with the SEC and to be available for consultations with outside counsel.

Alignment of Risk and Performance-Based Compensation. The Code of Business Conduct for the Company and the Bank includes provisions for the recovery (also known as “clawback”) of performance-based incentive compensation paid in or after 2022 in certain situations involving a restatement of financial reporting for a period up to three years from the date the restated financial statements are first filed with the SEC. In addition, incentive compensation plans adopted by the Bank that are directly related to the volumes and pricing of extensions of credit provide for the exclusion or deferral of incentive-based compensation based on either the inherent risk of the extension of credit or the risk rating assigned to the credit by a committee independent of the loan origination process.

Components of Executive Compensation

General. All Named Executive Officers of the Company, including the Chief Executive Officer, are currently executive officers of the Bank. The compensation that the Bank pays to its Named Executive Officers, however, is taken into account in establishing the intercompany expense allocations that the Company pays to the Bank.

Base Salary. Generally, base salary levels are established based on job descriptions and responsibilities, either temporary or permanent in nature (including any revisions or proposed revisions thereto), competitive conditions and general economic trends in the context of the Bank’s financial and franchise condition, and performance. A discussion of changes in base salaries for each Named Executive Officer is included under “Conclusions for the Year Ended December 31, 2022.”

The base salaries of the Named Executive Officers for 2023 are as follows:

Name	Position	2023 Base Salary
F. Morgan Gasior	Chairman of the Board, Chief Executive Officer and President	$495,372
Marci L. Slagle	Equipment Finance President - Bank	$267,115
John G. Manos	Commercial Real Estate Lending President - Bank	$278,356

Cash Incentive Plan Compensation. The Bank maintains numerous cash incentive compensation plans at the Divisional or Departmental level. Each plan aligns incentive compensation with the applicable Business Plan objectives for a particular Division or Department. The Bank’s Human Resources Committee approves each Divisional or Departmental cash incentive compensation plan for a calendar year. At the conclusion of the calendar year, the Bank’s Human Resources Committee reviews the proposed awards for all department managers at the level of Senior Vice President or higher pursuant to each Divisional or Departmental plan. Cash incentive plan compensation for the Chief Executive Officer, the Equipment Finance President and the Commercial Real Estate Lending President reflects the relative achievement of the strategic, financial and management objectives established by the Business Plan, management’s responses to unforeseen circumstances or conditions that materially differ from those originally assumed, and the performance factors  applicable for each individual. Historically, the Bank prepared a performance- and risk-based incentive compensation matrix for the Chief Executive Officer. Taken together, this matrix incorporated direct relationships of certain key risk exposures and performance elements for the Company. Information with respect to this plan or matrix for the Chief Executive Officer is included in “Conclusions for the Year Ended December 31, 2022.”

Discretionary Cash Bonus. The Bank may pay discretionary cash bonuses to associates and officers based on job performance consistent with a high level of individual execution of assigned responsibilities or special projects for a portion of a calendar year, a full calendar year or over a period of years. The Bank’s Human Resources Committee approves all discretionary cash bonus payments for all department managers at the level of Senior Vice President or higher.

Prohibited Transactions Involving Shares Issued by BankFinancial Corporation. The Insider Trading Policy for the Company and the Bank includes provisions prohibiting directors, officers and employees from purchasing shares of common stock issued by the Company in a margin account, or pledging such shares as collateral for a loan. In addition, the Insider Trading Policy prohibits the purchase or sale of financial instruments or otherwise conducting transactions designed to, or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities issued by the Company without the prior written consent of the Company’s Corporate Governance and Nominating Committee.

401(k) Plan. The Company has a tax-qualified defined contribution retirement plan covering all of its eligible employees. Employees are eligible to participate in the plan after attainment of age 21 and completion of 90 days of service. The Company provides a match of 50% of all contributions up to 6% of eligible compensation. The Company could also contribute an additional amount annually at the discretion of the Board of Directors of the Bank. Contributions totaling $362,000, excluding forfeitures, were made to the 401(k) plan for 2022. All reasonable administrative expenses incurred by the Plan were paid by the Plan.

All Other Compensation and Perquisites. To the extent applicable, the Human Resources Committees of the Company and the Bank review and monitor the level of other compensation and perquisites provided by the Company or the Bank, respectively, to the Named Executive Officers in the context of current business operations and general market practices. Excluding the effects of the Bank’s contributions for the health, vacation, and 401(k) plan benefits available to all full-time employees and the Bank’s reimbursement of the after-tax premium costs for disability insurance coverages, the Human Resources Committees of the Company and the Bank continue to believe that other compensation and perquisites generally should not exceed 10% of each Named Executive Officer’s total annual cash compensation. As of December 31, 2022, the compensation practices of the Company and the Bank with respect to other compensation and perquisites met this standard.

Conclusions for Year Ended December 31, 2022

Executive Summary. The following is a summary of the compensation decisions the Human Resources Committees made with respect to the Named Executive Officers for 2022 and base salaries for 2023:

•	Earned 2022 cash incentive compensation plan payments were paid to the Chief Executive Officer, the Equipment Finance President and the Commercial Real Estate Lending President.
•	In March 2022, the base salaries of the Equipment Finance President and the Commercial Real Estate Lending President increased by 2.0%. The Chief Executive Officer did not receive an increase in base salary in 2022.
•	In March 2023, the base salaries of the Chief Executive Officer, the Equipment Finance President and the Commercial Real Estate Lending President increased 3.0%.

Review of Chief Executive Officer. The Human Resources Committee of the Bank met outside the presence of Mr. Gasior to review the Chief Executive Officer’s performance in the context of the approved 2022 Business Plan, and the extent to which established Business Plan objectives were realized during 2022. The Human Resources Committee of the Bank also evaluated the overall state of the Bank’s franchise and strategic position, capabilities and direction consistent with the Chief Executive Officer’s execution of his leadership and planning responsibilities. The Human Resources Committee determined that the Bank's Earnings Per Share weighting should remain constant at 40% of total plan weighting, with the 2022 results achieved 80% of the 2022 Business Plan target, but below the long-term target of $1.00 per share.  Given the Bank's excess liquidity position and market conditions, the Human Resources Committee determined that execution of the Business Plan should be measured both by Net Loan Growth and Commercial Credit Originations, each weighted equally for a total plan weighting of 10%.  The Human Resources Committee determined that Net Loan Growth achieved the 2022 Business Plan levels.  The Human Resources Committee noted the significant growth in commercial credit originations compared to 2021, including activity in Commercial Real Estate, Equipment Finance - Small Ticket, and Commercial Finance from new initiatives implemented in 2020 and 2021 and determined that Commercial Credit Originations were higher than the minimum expected 2022 Business Plan levels, primarily due to increased originations of multi-family residential loans.  To reflect the execution of the investment securities portfolio strategy, the Human Resources Committee determined that execution of the Business Plan should include a new Securities Portfolio category and assigned a weighting of 5% to the Securities Portfolio category.  The Human Resources Committee determined that based on its assessment of the improvement to earnings and the effective balance of liquidity considerations in the duration of the portfolio the Securities Portfolio exceeded expectations. The Human Resources Committee determined that the Bank's Asset Quality met expectations based on the changes in the Bank's loan portfolio composition towards commercial loans and leases, including a new metric for loans classified "Substandard" added to the evaluation criteria for the Asset Quality category for 2022. The Human Resources Committee determined that the Internal Controls weighting should remain at 10%, reflecting the incorporation of certain internal controls related to credit operations in the Asset Quality category. The Human Resources Committee determined that the results of the Bank's operations and audits with respect to information security, regulatory compliance and the system of internal controls met expectations.

The Human Resources Committee determined that the Leadership & Planning category weighting should remain at 15%.  The Human Resources Committee determined that the Bank's activity and results with respect to information technology deployment, expansion of fee-income revenue products in the Trust and Treasury Services Departments, the development of management depth and expertise in commercial finance and credit operations, branch office optimization, and responses to pandemic-related challenges met expectations.  The Committee further determined that the achievement of the Bank's tenth consecutive "Outstanding" Community Reinvestment Act rating by the Office of the Comptroller of the Currency (the “OCC”) exceeded expectations in the Leadership & Planning category for 2022.   Based on the factors noted above, the Board of Directors of the Bank, with Mr. Gasior not participating, ratified the actions of the Human Resources Committee of the Bank with respect to the Chief Executive Officer and approved a $91,620 cash incentive compensation plan payment based on the achievement of the 2022 Business Plan objectives as set forth in the following matrix. The Human Resources Committee of the Bank also approved a standard base compensation increase of 3.0% for the Chief Executive Officer.

The matrix used by the Human Resources Committee of the Bank with respect to the Chief Executive Officer is as follows:

Component	Weight	2022 Performance Results	2022 Percentage Results		2022 Percentage Awarded		2022 Maximum Percentage
Earnings Per Share	40%	80% of Target	12.00%		12.00%		50%
Net Commercial Loan Growth	5	Met	15.00		15.00		50
Commercial Loan Originations	5	Met	20.00		20.00		50
Securities Portfolio	5	Exceeded	40.00		40.00		50
Asset Quality	20	Met	15.00		15.00		50
Internal Controls	10	Met	15.00		15.00		50
Leadership & Planning	15	Exceeded	40.00		40.00		50
Composite	100%	Met	19.05%	(1)	19.05%	(2)	50%	(3)

(1)	Represents the percentage of base salary earned as cash incentive compensation.
(2)	Represents the percentage of base salary paid as cash incentive compensation.
(3)	Represents the maximum percentage of base salary available as cash incentive compensation.

The Earnings target and the actual results for the year ended December 31, 2022, are set forth in the table below.

Category	2022 Performance	2022 Plan
Earnings Per Share	$0.80	$0.59

Review of Equipment Finance President. The Human Resources Committee of the Bank reviewed the performance of the Equipment Finance President. The Human Resources Committee of the Bank noted that the Chief Executive Officer had assessed the performance of the Equipment Finance President and the applicable cash incentive compensation based on the results of the Bank’s 2022 Equipment Finance President Incentive Compensation Plan. The Bank’s Equipment Finance President Incentive Compensation Plan rewards successes in growing the equipment finance and lessor finance portfolios based on Business Plan projections and underwriting standards, asset quality, and cross-selling of other bank products and services.  In 2022, the Equipment Finance portfolio balances increased due to higher originations in the Equipment Finance - Corporate and Equipment Finance - Small Ticket categories despite disruptions in marketing outreach and operations due to staff turnover during 2022. Based on 2022 Equipment Finance cash incentive compensation plan related to the 2022 Business Plan, the Human Resources Committee of the Bank approved a $130,222 cash incentive compensation plan payment to the Equipment Finance President for 2022, of which $108,472 related to Equipment Finance and Lessor Finance-related asset production and $21,750 related to cross-selling of other bank products and services (including commercial deposit accounts and Treasury Services paying agency services) and lease portfolio management activities.  The Human Resources Committee of the Bank also approved a standard base compensation increase of  3.0% for the Equipment Finance President. The Board of Directors of the Bank ratified the actions of the Human Resources Committee of the Bank with respect to the Equipment Finance President.

Review of Commercial Real Estate Lending President. The Human Resources Committee of the Bank met outside the presence of management to review the performance of the Commercial Real Estate Lending President. The Human Resources Committee of the Bank noted that the Chief Executive Officer had assessed the performance of the Commercial Real Estate Lending President and the applicable cash incentive compensation based on the results of the Bank’s 2022 Commercial Real Estate Lending President Incentive Compensation Plan. The Bank’s Commercial Real Estate Lending President Incentive Compensation Plan rewards successes in achieving the Business Plan objectives in terms of loan originations, yields and asset quality of the Bank’s commercial real estate portfolio. The Commercial Real Estate Lending President, with the concurrence of the Chief Executive Officer, projected the expected volume based on numerous items including the prior year’s origination volume, the asset quality of the portfolio, current economic and projected market conditions, loan prepayments and other factors. The Commercial Real Estate Lending Division achieved 117% of its Business Plan target balances.  The Commercial Real Estate Division also maintained strong asset quality of the portfolio. Based on the relative achievements within the Commercial Real Estate Division, the Human Resources Committee of the Bank approved a $120,765 cash incentive compensation plan payment to the Commercial Real Estate Lending President for 2022 of which $99,015 related to multi-family residential and commercial real estate asset production and $21,750 related to cross-selling of other bank products and services (including commercial deposit accounts and Treasury Services property management services) and loan portfolio management activities.  The Human Resources Committee of the Bank also approved a standard base compensation increase of 3.0% for the Commercial Real Estate Lending President. The Board of Directors of the Bank ratified the actions of the Human Resources Committee of the Bank with respect to the Commercial Real Estate Lending President.

Reasonableness of Compensation

After considering all components of the compensation program for the Named Executive Officers, the Human Resources Committee of the Bank has determined that such compensation is reasonable and appropriate.

The cash incentive compensation programs for the Chief Executive Officer, the Equipment Finance President and the Commercial Real Estate Lending President include both asset quality and internal control risk measurements. Similar controls exist within the incentive compensation plans for non-executive officers and employees, as applicable. In addition, the measurement and review of the asset quality and internal controls performance are separated from the applicable business operations, including audits by the Internal Audit Division, the Company’s independent external audit firm and other third-party independent reviews. Finally, the overall system of internal controls is robust and provides multiple levels of controls to reasonably detect and prevent instances of excessive risk taking within the organization.

Tax and Accounting Treatment

The Human Resources Committees of the Company and the Bank believe that, as compensation structures become more complex, the effects of the alternative minimum tax and other taxation issues could affect the net intended effect of the Company’s and the Bank’s compensation plans. Although no specific action is warranted at this time, the Human Resources Committees of the Company and the Bank intend to monitor the effects of the alternative minimum tax and other taxation issues on the Company and its directors, officers and associates when evaluating various compensation principles, practices and plans.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of the Company’s Chief Executive Officer and the other two most highly compensated executive officers who served in such capacities during 2022:

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation		All Other Compensation (1)	Total Compensation
F. Morgan Gasior	2022	$480,944	$—	$91,620	(2)	$61,352	$633,916
Chairman of the Board, Chief Executive Officer	2021	478,780	—	80,558	(2)	72,935	632,273
Marci L. Slagle	2022	$257,966	$—	$130,222	(3)	$24,101	$412,289
Equipment Finance President	2021	253,105	—	75,000	(3)	22,836	350,941
John G. Manos	2022	$268,822	$—	$120,765	(4)	$19,997	$409,584
Commercial Real Estate Lending President	2021	263,758	—	38,000	(4)	27,831	329,589

(1)	All other compensation for the Named Executive Officers during fiscal 2022 is summarized below:
Name	Perquisites(i)	Insurance(ii)	Tax Reimbursement(iii)	401(k) Match	Other (iv)	Total “All Other Compensation”
F. Morgan Gasior	$17,281	$3,446	$1,505	$8,830	$30,290	$61,352
Marci L. Slagle	$8,400	$2,262	$988	$3,723	$8,728	$24,101
John G. Manos	$3,440	$2,358	$1,030	$9,011	$4,158	$19,997

(i)	Includes use of automobile or an automobile allowance, and in the case of Mr. Gasior, club dues.
(ii)

Consists of premiums paid by the Company during the fiscal year with respect to additional short- and long-term disability insurance for each of the Named Executive Officers. Certain amounts were paid by the executive and reimbursed by the Company under employment agreement provisions that reduce, on a dollar-for-dollar basis, the Bank’s obligations under such executive’s employment agreement in the event of the executive’s death or disability by the amount of insurance proceeds received by the executive’s named beneficiary.

(iii)

Reflects reimbursement for income and employment taxes incurred by the executive as a result of the insurance premiums paid by the executive and reimbursed by the Company. See note (ii) above and discussion below for additional information.

(iv)	Reflects payout of accrued Paid Time Off (“PTO”). Prior to 2021, executives could accrue up to 150% of the standard accrual (i.e., supplemental accrual feature). In 2021, the PTO accrual carry over was limited and the supplemental accrual feature was eliminated. The excess accrued PTO hours were paid out in 2022 and 2021.
(2)	Mr. Gasior is eligible to receive an incentive cash bonus up to 50% of base salary based on the achievement of weighted performance goals.
(3)

Ms. Slagle is eligible to receive an incentive under the Equipment Finance President Incentive Compensation Plan. Maximum payout is not limited if certain business plan objectives were achieved during 2022.

(4)	Mr. Manos is eligible to receive an incentive under the Commercial Real Estate Lending President Incentive Compensation Plan. Maximum payout is not limited if certain business plan objectives were achieved during 2022.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of  Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company. The Human Resources Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, see “Narrative Discussion of Executive Compensation” on page 13.

Pay versus Performance Table. The table below reflects Compensation Actually Paid to the Company’s Principal Executive Officer (”PEO”) and average Compensation Actually Paid to Non-PEO Named Executive Officers during 2022 and 2021. In addition, the table discloses our Total Shareholder Return calculation that  assumes reinvestment of all dividends and reflects changes in the company’s share price since the initial investment date of December 31, 2020.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (1)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (2)	Net Income (in thousands) (3)	Earnings Per Share
2022	$633,916	$633,916	$410,937	$410,937	$130	$10,494	$0.80
2021	632,273	632,273	356,066	356,066	126	7,410	0.53

The PEO for 2022 is F. Morgan Gasior and the non-PEO NEOs are Marci L. Slagle and John G. Manos.
The PEO for 2021 is F. Morgan Gasior and the non-PEO NEOs are Paul A. Cloutier and Marci L. Slagle.
(1)	No adjustments were made to the SCT total to determine Compensation Actually Paid; the Company does not provide employees with pension benefits and no equity compensation was granted to or outstanding for our PEO and NEOs during the period.
(2)	Total Shareholder Return assumes reinvestment of all dividends and reflects changes in the company’s share price since the initial investment date of December 31, 2020.
(3)	As reported in our audited financial statements for the applicable year.

Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to our Other Non-PEO NEOs and the Company's Cumulative Total Shareholder Return (TSR). For 2021 to 2022, the compensation actually paid to our PEO and the average of the compensation actually paid to the other Non-PEO NEOs increased by 0.26% and 15.41%, respectively, compared to a 3.17% increase in our TSR over the same time horizon.

Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to our Other Non-PEO NEOs and the Company's Net Income. For 2021 to 2022, the compensation actually paid to our PEO and the average of the compensation actually paid to the other Non-PEO NEOs decreased by 0.26% and 15.41%, respectively, compared to a 41.62% increase in our net income over the same time horizon.

Potential Payments upon Termination or Change of Control

The following table sets forth information concerning potential payments and benefits under the Company’s compensation programs and benefit plans to which the Named Executive Officers would be entitled upon a termination of employment as of December 31, 2022. As is more fully described on the following page, the Named Executive Officers entered into employment agreements with the Company and/or the Bank, as applicable (each, an “Employment Agreement”), which provide for payments and benefits to a terminating executive officer following a termination other than for “cause” or by resignation. Except for the payments and benefits provided by the Employment Agreements, all other payments and benefits provided to any Named Executive Officer upon termination of his employment are the same as the payments and benefits provided to other eligible executives of the Bank.

	Potential Payments	Termination by the Bank (1)			Other Types of Termination
Executive	Upon Termination or Change of Control	For Cause	For Disability (2)	Without Cause (3)	By Resignation	For Good Reason (3)	Upon Death (2)	Change of Control (4)
F. Morgan Gasior	Cash payments	$—	$1,217,122	$1,749,921	$—	$1,749,921	$1,217,122	$1,749,921
	Continued Benefits	—	23,997	30,853	—	30,853	23,997	30,853
Marci L. Slagle (5)	Cash payments	$—	$—	$—	$—	$—	$—	$—
	Continued Benefits	—	—	—	—	—	—	—
John G. Manos	Cash payments	$—	$718,975	$1,060,642	$—	$1,060,642	$718,975	$975,620
	Continued Benefits	—	23,477	30,185	—	30,185	23,477	30,185

(1)

The payments reflected in these columns assume that the Bank continues to pay 100% of all compensation and benefits due to Mr. Gasior under his employment agreements with the Bank and the Company, and the Company continues to reimburse the Bank for a percentage of those expenses pursuant to an agreed-upon allocation under an Expense Sharing Agreement between the Bank and the Company.  The allocation is based on the amount of time that Mr. Gasior devotes exclusively to the Company’s affairs.  Since its inception and continuing through April 12, 2023, the Company has not separately or directly paid any base salary, cash incentive compensation, bonus or other cash compensation to Mr. Gasior, and the Company currently has no equity-based compensation plans in effect.  In the event of a qualifying Change in Control of the Bank, Mr. Gasior would be entitled to certain payments under his employment agreement with the Bank, subject to any reduction pursuant to Internal Revenue Code Section 280G as set forth therein.  Pursuant to Mr. Gasior’s employment agreement with the Company, if the Bank were to fail to pay any amount due to Mr. Gasior under his employment agreement with the Bank, the Company would be responsible for paying Mr. Gasior such amount.  The Company is not otherwise obligated to pay any separate or direct compensation to Mr. Gasior.  The Company is not prohibited from separately or directly compensating Mr. Gasior, including upon the occurrence of a qualifying Change in Control, but this has not been the Company’s practice.  If this practice were to change, the amount of the separate payments made by the Company to Mr. Gasior would be governed by the terms of his employment agreement with the Company and would not be limited or reduced by the terms of his employment agreement with the Bank or by Internal Revenue Code 280G.

(2)	The payments reflected in this column include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution for the year of termination, and the base salary the executive would have received from the date of termination through the end of their employment period. Continued benefits reflect the incremental cost of core benefits to the Company during the executive's remaining employment period based on actual cost for 2022. Excludes any reduction in benefit as a result of disability insurance or federal social security disability payments.
(3)

The payments reflected in this column include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution, and three times the executive’s three-year average cash compensation. Continued benefits reflect the incremental cost of core benefits to the Company for 36 months based on the actual cost for 2022.

(4)

The payments reflected in this column assume the executive terminated for good reason in connection with a change of control. For Messrs. Gasior and Manos cash payments include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution, and three times the executive’s three-year average cash compensation. Continued benefits reflect the incremental cost of core benefits to the Company for 36 months based on the actual cost for 2022. Executive severance benefits for Mr. Manos are reduced to avoid constituting an “excess parachute payment” under Section 280G of the Internal Revenue Code. Assuming a December 31, 2022 termination, the cash payments reflected above for Mr. Manos have been reduced by $85,022 to comply with this requirement reduction.

(5)	During 2022, Ms. Slagle was not entitled to receive any payments or benefits upon termination or a change in control. Ms. Slagle entered into an Employment Agreement in 2023, which includes payments and benefits upon a termination of her employment or a material diminution of her duties and responsibilities following a change in control of the Company or the Bank as defined by the laws or regulations of the Federal Deposit Insurance Corporation, the OCC or the Board of Governors of the Federal Reserve System, as applicable.

Accrued Pay and Regular Retirement Benefits. The amounts shown in the table on the previous page do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued but unpaid salary and vacation pay.
•	Distributions of plan balances under the Bank’s 401(k) plan. See “401(k) Plan” for an overview of the 401(k).

Amended and Restated Employment Agreements. The Company and Bank each entered into an amended and restated employment agreement with Mr. Gasior on May 3, 2022. The Bank entered into an amended and restated employment agreement with Mr. Manos on May 3, 2022 and the Bank entered into an employment agreement with Ms. Slagle on February 17, 2023.

Compensation & Employee Benefits.  Under the employment agreements, the Bank will pay the executives the base salary as reflected in the Bank’s payroll records, which may be increased by the Board of Directors, but may not be decreased without the executive’s prior written consent. The employment agreements provide that the executive is entitled to participate in cash incentive compensation plans and discretionary cash bonuses, if approved by the Board. The employment agreements also provide that the executive will receive the use of an automobile or an automobile allowance, and in the case of Mr. Gasior, the payment of designated club dues, provided that, in a given year, the aggregate amount of these allowances and payments may not exceed 10% of the executive's cash compensation. In addition, the employment agreements provide for, among other things, participation in any Section 125 cafeteria plan, group medical, dental, and vision (referred to as the “Core Plans”), disability and life insurance plans, the Bank’s 401(k) plan, and other employee and fringe benefits applicable to executive personnel.

Termination for Disability or Death.  During the term of the employment agreement, each executive is provided with short-term and long-term disability insurance policies which will provide the executive with disability insurance payments in an amount equal to 60% of the executive’s base salary in the event the executive is generally terminated due to disability. Each executive is responsible for the payment of the disability insurance premiums but receives an annual allowance in an amount sufficient, on an after-tax basis, to equal the premium payments.

In the event of the executive's termination of employment due to death or a disability determination (as defined in the employment agreements), the executive, or in the event of the executive’s death, the executive’s estate or trust, as applicable, will be entitled to certain benefits, including the executive's earned salary through the effective date of the termination of the executive's employment, an amount equal to the annual average of any cash incentive compensation and bonus that the executive received during the preceding two fiscal years, prorated based on the number of days during the calendar year that elapsed prior to the effective date of the termination of the executive's employment an amount equal to the executive's base salary for the remaining term of the executive's employment agreement, reduced on a dollar-for-dollar basis by the disability insurance and federal social security disability benefits received by the executive, and certain health benefits.

Termination Without Cause. In the event the executive’s employment is terminated without cause during the term of the employment agreement, the executive will receive certain benefits, including the executive's earned salary, an amount equal to the annual average of any cash incentive compensation and bonus that the executive received during the immediately preceding two years, prorated based on the number of days during the calendar year that elapsed prior to the effective date of the termination of the executive's employment. In the case of Messrs. Gasior and Manos, the executive will also receive an amount equal to the executive's average annual compensation (base salary, cash incentive compensation, and other compensation) based on the most recent three taxable years and in the case of Ms. Slagle, the executive will receive an amount equal to her base salary for a period of 24 months, and certain health benefits.  A termination without cause also includes a decision by the Board, including a failure to elect or re-elect, or to appoint or re-appoint, the executive the title to which the executive was appointed or elected as of the date of the employment agreement.  In a change in control-related termination of employment by the Bank, the severance payments and benefits under employment agreements would be reduced, if necessary, to avoid an “excess parachute payment” under Section 280G of the Internal Revenue Code.

Termination of Employment by Executive for Good Reason. Under the employment agreements, the executive may terminate employment for “good reason” by giving notice within 60 days after the event giving rise to the right to terminate employment.  The definition of “good reason” includes: (i) the relocation of executive’s principal place of employment to a place that is more than a specified distance from designated locations; (ii) a reduction in the executive’s base salary or a material reduction in the benefits; (iii) a material uncured breach of the employment agreement; and (iv) a material diminution in executive’s duties and responsibilities following the consummation of a “change of control” as defined by applicable federal laws and regulations (a “Double Trigger”).  Consequently, all employment agreements require a “Double Trigger” for payment to be made in connection with a change in control. In the event an executive’s employment is terminated for good reason, the executive will receive the same amounts, the same coverage under the Core Plans and the same health insurance coverage continuation rights that the executive would receive if the executive's employment had been terminated without cause.

Termination of Employment by Executive. An executive who terminates employment by resignation other than due to Good Reason will only be entitled to the executive's earned salary and vacation through the date of termination.

Continuation of Health Insurance Benefits. In the event the executive's employment terminates involuntarily due to disability, death, without cause, or voluntarily for good reason, the executive and any qualified dependents (including the executive's spouse) are eligible for continued health insurance benefits. The period of continued health coverage ends upon the earlier of the executive's eligibility for comparable coverage under another group health insurance plan with no pre-existing condition limitation or exclusion, or the date on which the insured becomes eligible for Medicare coverage, or, for Ms. Slagle, age 65. The executive's cost for continued health insurance benefits is equal to the amount paid by the executive for health insurance coverage immediately prior to the executive's termination.

General Release; Non-Solicitation. The executive is required under the employment agreement to execute a general release in consideration for any severance amounts. In addition, the executive agrees not to solicit the Bank’s customers, their business or the Bank’s employees for the greater of twelve months or the period of time in which the executive receives any severance payments or benefits under the agreement.

Compensation of Directors

Directors’ Fees. All directors of the Company, other than Ms. Zukonik, are also directors of the Bank. Except for Mr. Gasior, who receives no fees for serving as a director, committee chairperson or committee member, the directors of the Bank received a Board fee of $3,000 per month for preparing for and attending meetings of the Board of Directors of the Bank. The directors of the Company received a Board fee of $1,500 per month.  Except for the Audit Committee, the Bank did not pay its directors a separate fee during 2022 for serving on board committees. The members of the Audit Committee were paid an Audit Committee fee during 2022 because the Audit Committee is a required entity with separate responsibilities established by applicable laws and regulations. During 2022, the Company paid an Audit Committee fee of $500 per month to Mr. Hausmann (the Chairman of the Audit Committee), and $400 per month to Messrs. Wells and Wherfel (members of the Audit Committee).

Ms. Zukonik was compensated for service as a director of the Company because she is not a director of the Bank. Ms. Zukonik received a Board fee of $1,500 per month.  Ms. Zukonik was reimbursed for her travel expenses for attending meetings of the Board of Directors of the Company.

The table below provides information on 2022 compensation for directors who served in 2022. Directors receive no perquisites in addition to the scheduled fees paid to each member, except as noted below:

Name	Fees Earned or Paid in Cash ($) (1)	All Other Compensation	Total ($)
Cassandra J. Francis	$54,000	$—	$54,000
John M. Hausmann, C.P.A.	$60,000	$—	$60,000
Terry R. Wells	$58,800	$—	$58,800
Glen R. Wherfel, C.P.A.	$58,800	$—	$58,800
Debra R. Zukonik	$18,000	$—	$18,000

(1)	Fees for Ms. Francis and Messrs. Hausmann, Wells, and Wherfel include fees for service on the Board of Directors of the Bank in the amount of $36,000.

ADVISORY VOTES ON EXECUTIVE COMPENSATION

Proposal 3 - Advisory Vote on Executive Compensation.  Pursuant to the rules and regulations of the SEC, the compensation of the Chief Executive Officer and the other two most highly compensated executive officers of the Company and Bank (collectively, the “Named Executive Officers”) is described in detail in the “Narrative Discussion of Executive Compensation” and “Executive Compensation” sections of this Proxy Statement, including the compensation tables and the accompanying narrative discussions.

At our 2017 Annual Meeting, we provided stockholders with the opportunity to vote on an advisory, non-binding basis as to the frequency that stockholders would vote on a “say-on-pay” proposal, which gives stockholders the opportunity to endorse or not endorse, on an advisory, non-binding basis, the compensation paid to our Named Executive Officers. In light of the advisory vote of stockholders at our 2017 Annual Meeting, we determined to hold the “say-on-pay” advisory vote on an annual basis until the next frequency vote, which is occurring at the 2023 Annual Meeting. Accordingly, stockholders have the opportunity to vote on an advisory, non-binding resolution at the Annual Meeting to approve the compensation of our Named Executive Officers, as described in this Proxy Statement under “Narrative Discussion of Executive Compensation” and the compensation tables and narrative disclosure.

We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of executive compensation, but rather the overall compensation of our Named Executive Officers and the compensation policies and practices described in this Proxy Statement.

The “say-on-pay” proposal will be presented at the Annual Meeting in the form of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Narrative Discussion of Executive Compensation, compensation tables and narrative discussion, is hereby APPROVED.”

The Board of Directors recommends that the stockholders of the Company vote “FOR” this resolution.

The Board of Directors believes that the Company’s compensation policies and procedures appropriately encourage a culture of pay for performance, serve to attract and retain experienced, highly qualified executives who are critical to the Company’s long-term success, and align the compensation of the Named Executive Officers with the long-term interests of the Company and its stockholders. Consistent with these objectives, and as discussed more fully in the “Narrative Discussion of Executive Compensation” section of this Proxy Statement:

•	The Chief Executive Officer, the Equipment Finance President and the Commercial Real Estate Lending President received cash incentive plan payments for the year ended December 31, 2022.
•	Base compensation increased 2.0% for the Equipment Finance President and the Commercial Real Estate Lending President in 2022. The base compensation for the Chief Executive Officer remained the same.
•	Base compensation increased 3.0% for the Chief Executive Officer, the Equipment Finance President and the Commercial Real Estate Lending President in 2023.

The approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card. At our 2022 Annual Meeting of Stockholders, over 93% of the advisory votes cast were for the approval of the compensation paid to the Company’s Named Executive Officers.

Where no instructions are indicated, validly executed proxies will be voted “FOR” this resolution.

The advisory vote on this resolution will not be binding on the Board of Directors or the Compensation Committee and will not overrule their prior decisions with respect to the compensation that was paid or awarded to any Named Executive Officer or create or imply any additional fiduciary duty on the Board of Directors or the Human Resources Committee of the Company or the Bank. The Board of Directors and the Human Resource Committee will review the voting results and take them into account when making future decisions on the compensation of the Named Executive Officers, and will periodically review all material elements of the Company’s executive compensation program and procedures to ensure that they continue to fulfill their objectives. Stockholders have an opportunity to vote annually on the compensation of the Company’s Named Executive Officers.

Proposal 4 - Advisory Vote on the Frequency of Future “Say-On-Pay” Advisory Votes. In accordance with Section 14A of the Exchange Act, the Company’s stockholders will also have an opportunity to vote, on an advisory and non-binding basis, on how frequently they would like to cast future advisory, non-binding votes on the compensation of the Company’s Named Executive Officers. In casting their votes, the Company’s stockholders will have an opportunity to indicate whether they prefer to hold an advisory, non-binding vote on the compensation of the Company’s Named Executive Officers every “1 Year,” every “2 Years,” or every “3 Years” or “ABSTAIN” from voting.

The Board of Directors recommends that an advisory, non-binding stockholder vote to approve the compensation of the Company’s Named Executive Officers be conducted every “1 Year.”

The Board of Directors believes that conducting a “say-on-pay” vote every year will provide the Company’s stockholders with a reasonable period of time to evaluate the Company’s longer term initiatives such as its merger, acquisition and loan purchase activities, and the effectiveness of the Company’s longer term operating and compensation strategies. A one-year voting cycle will also not place undue emphasis on short-term operating results and will provide stockholders with a broader perspective on the Company’s operating results as economic conditions change. Finally, the Board of Directors believes that a one-year voting cycle will provide it with an appropriate period of time to evaluate and implement any changes that it may deem to be appropriate in response to the voting results. Although it is the current intention of the Board of Directors to hold this advisory vote every year, the Board of Directors may determine that a different voting frequency is appropriate, either in response to the vote of the stockholders on this proposal or for other reasons.

This proposal provides the stockholders of the Company with an opportunity to cast advisory votes on whether the advisory, non-binding vote on the approval of the Company’s Named Executive Officer compensation should be held every one, two or three years. The option among those choices that obtains a plurality of votes cast at the Annual Meeting will be deemed to have received the advisory approval of our stockholders.

Where no instructions are indicated, validly executed proxies will be voted for “1 Year.”

ETHICS AND BUSINESS CONDUCT MATTERS

The Company conducts no business activities other than activities relating to capital management, stockholder relations, and acting as a source of financial strength for its subsidiary, BankFinancial, NA (the “Bank”). The Company and the Bank maintain comprehensive policies, procedures, internal controls and practices with respect to ethics and business conduct matters, including:

•

Codes of Ethics & Business Conduct: The Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. A copy of the Company’s Code of Ethics was previously filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Any amendments to and waivers of the requirements of the Code of Ethics for Senior Financial Officers will be disclosed on the Company website, www.bankfinancial.com.

The Company has also adopted a Code of Business Conduct, pursuant to the listing standards of the NASDAQ Stock Market that applies generally to the Company’s directors, officers, and employees. The Company and the Bank conduct training with respect to these matters at least annually. The Company and the Bank maintain appropriate independent, anonymous channels of communication available on a continuous basis to the Internal Audit Division for notification of potential or actual violations of the Bank’s systems of internal controls, applicable laws, regulations or Bank policies.

•

Anti-Money Laundering Policy and Risk Management: The Bank maintains a Bank Secrecy Act / Anti-Money Laundering Policy that is reviewed at least annually by its Board of Directors. The Bank Secrecy Act / Anti-Money Laundering Policy includes a Know-Your-Customer (KYC) customer due diligence compliance program requirement.  The Bank conducts compliance training programs, from entry-level to executive-level (including the Board of Directors of the Bank), focused on Bank Secrecy Act / Anti-Money Laundering, at least annually.

•

Anti-Money Laundering Policy External Review: The Audit Committee of the Board of Directors of the Bank reviews an annual independent external compliance review of the Bank Secrecy Act / Anti-Money Laundering Policy and its related compliance programs in accordance with the standards of the Federal Financial Institutions Examination Council (“FFIEC”).   The Bank Secrecy Act / Anti-Money Laundering Policy external review includes a review of the Know-Your-Customer (KYC) customer due diligence program.

•

Anti-Bribery Policy: The Bank maintains a Professional Responsibility Policy requiring compliance with the Bank Bribery Amendments Act of 1985. The Bank conducts compliance training program with respect to its anti-bribery policy on a periodic basis. The Bank maintains appropriate independent, anonymous channels of communication available on a continuous basis to the Internal Audit Division for notification of potential or actual violations of the Bank’s systems of internal controls, applicable laws, regulations or Bank policies.

•

Political Activities:  The Bank maintains a Professional Responsibility Policy requiring compliance with the Federal Election Campaign Act of 1971, which prohibits contributions of any kind to any federal, state or local primary or general election campaign or candidate by the Bank, or reimbursement of any such contributions by employees. The Bank maintains controls and conducts external and internal audit testing for compliance with its Professional Responsibility Policy. The Bank maintains appropriate independent, anonymous channels of communication available on a continuous basis to the Internal Audit Division for notification of potential or actual violations of the Bank’s systems of internal controls, applicable laws, regulations or Bank policies.

•

Stakeholder Engagement Activities: The Company conducts quarterly conference calls for investors and other interested parties. The Company also periodically participates in investor conferences conducted by investment banking firms. The Company maintains telephone and electronic mail access for media, investor and stakeholder communications which is monitored by senior officers of the Company.

INFORMATION SECURITY MATTERS

The Company conducts no business activities other than activities relating to capital management, stockholder relations, and acting as a source of financial strength for its subsidiary, the Bank. The Bank maintains comprehensive policies, procedures, internal controls and practices with respect to information security, including:

•

Information Security Policy and Risk Management:  The Bank maintains an Information Security Policy reviewed and updated as needed, and at least annually by its Board of Directors. The Boards of Directors of the Company and the Bank also review a formal Information Security Report at least annually. The Bank conducts an extensive training program, from entry-level to executive-level, focused on information security and customer data privacy. As part of its Enterprise Risk Management protocols, the Company and the Bank maintain insurance policies appropriate for the scope of its operations, and there is coverage for risks related to information security and customer data privacy.

•

Information Technology & Information Security Audits:  The Bank conducts independent external and internal audits of internal controls relating to information technology and information security in accordance with standards established by the Federal Financial Institutions Examination Council (FFIEC). Pursuant to their respective Charters, the Audit Committees of the Company and the Bank review the effectiveness of the Bank’s internal controls, including those controls related to information security, based on independent external audit and internal audit reports.

•

Customer Data Privacy: The Bank maintains and publishes its Customer Data Privacy Policy on its official website. The Policy includes disclosures of the use and sharing of certain customer information, as well as the significant restrictions the Bank places on such activities. In addition, the Bank maintains policies restricting the knowing use or collection of information about children under 13 by the Bank, other than to provide parental notice or consent. The Bank also maintains policies and controls over the use of electronic mail solicitations, including a customer’s ability to “opt-out” of electronic solicitations at any time.

The Bank maintains policies, controls and training programs concerning customer information security, including transaction processing. The Bank requires multi-factor authentication for internal network access and on-line banking access by Bank customers, as well as additional controls for transaction processing. The Bank also has policies and controls to identify, classify and limit access to non-public customer information, including a comprehensive vendor management program.

•

Customer Data Privacy Reviews: The Bank conducts independent external and internal reviews of internal controls relating to customer data privacy and data security in accordance with the requirements of the Graham-Leach-Bliley Act, the Right to Financial Privacy Act, and standards established by the FFIEC. Pursuant to their respective Charters, the Audit Committees of the Company and the Bank review the effectiveness of the Bank’s internal controls, including those controls related to customer data privacy based on independent external audit and internal audit reports.

•

Customer Data Accuracy: The Bank maintains multiple channels for customer engagement and feedback, including formal policies and controls governing responses to official customer complaints or reports of inaccurate consumer financial data. When applicable and practicable, the Bank’s Marketing & Sales Division incorporates customer responses into the Bank’s product and service development and delivery.

•

Information Security Incident Response: The Bank maintains information security incident response plans for various information security/data breach scenarios. The Bank tests its incident response plans at least annually. Pursuant to applicable federal and state laws, regulations and FFIEC standards, the Bank maintains incident response notification procedures for affected customers, including notification of federal regulatory authorities and law enforcement. For the preservation of all possible avenues for law enforcement, the Bank does not disclose information security incidents to the general public unless required by law or directed by applicable lawful authority.

ENVIRONMENTAL MATTERS

The Bank maintains certain policies and practices with respect to environmental matters, including:

•

Environmental Protection and Sustainability: The Bank maintains policies to detect and prevent adverse environmental conditions with respect to the business operations of its borrowers; in addition, the Bank provides specialized financing for remediation of environmentally-contaminated real property to restore the property to a condition in compliance with federal and state environmental protection laws and regulations.

With respect to the Bank’s facilities and operations, the Bank’s operations and branch office density present an inherently low profile in terms of carbon emissions. To the extent supported by local municipalities, the Bank participates in plastic and metal recycling programs. The Bank’s migration to digital transaction execution and information delivery significantly reduces the Bank’s consumption of paper and road delivery services. The Bank’s capital investment program continues to invest in energy-efficient lighting and HVAC systems, which can produce reductions of up to 60% compared to historical energy usage and non-recyclable materials replacement.

•

Environmental Supply-Chain Management:  Over 95% of the direct supply-chain for the Company and the Bank is based in the United States. Due to the absence of a material international component to the direct supply chain, the Company and the Bank do not maintain global vendor codes of conduct with respect to environmental matters.

SOCIAL AND COMMUNITY MATTERS

The Company or the Bank maintains several activities with respect to community and social matters:

•

Community Investment, Participation and Support: The Bank is a leader in community investment, with ten consecutive “Outstanding” Community Reinvestment Act ratings since 1998 as determined by agencies of the U.S. Treasury Department. The Bank maintains a leadership position in lending to providers of affordable multi-family residential housing in its primary market, and in providing financing to providers of healthcare and community support services to low-income individuals and families, developmentally disabled persons, and the elderly. The Bank provides financial and in-kind support by its associates to approximately 100 charitable organizations within its communities.

•

Workforce:  With minorities and women equal to 75% of the Bank’s workforce and 60% of the Bank’s management leadership, the Bank maintains workforce diversity broadly consistent with its communities. With respect to the composition of the Company’s Board of Directors continuing in office, women and minorities constitute 50% of the total Board membership.

•

Human Rights Policy: 100% of the workforce of the Company and the Bank is based in the United States, and is therefore subject to federal, state and local civil rights, minimum/living wage, employment benefits, and labor laws and regulations. The Company and the Bank maintains appropriate equal opportunity, anti-discrimination, anti-harassment and workplace safety policies and practices, including anti-discrimination policies with respect to sexual orientation and gender identity/expression, including independent, anonymous channels of communication available every day to the Human Resources Division and Internal Audit Division for notification of potential or actual violations of the Bank’s Human Rights policies and practices.

•

Human Rights Convention: The Board of Directors of the Company has affirmed the Company’s agreement with and support for the International Covenant for Civil and Political Rights (ICCPR) as ratified by the United States Senate in 1992.

•

Human Rights & Supply-Chain Management: Over 95% of the direct supply-chain for the Company and the Bank is based in the United States, and is therefore subject to federal, state and local civil rights and labor laws and regulations. The Bank maintains a Vendor Management Policy which includes local community inclusion, civil rights, and labor compliance standards in vendor selection.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder who wishes to contact the Board of Directors or an individual director may do so by writing to the Board of Directors or the individual director care of, BankFinancial Corporation, 60 North Frontage Road, Burr Ridge, Illinois 60527, Attention: James J. Brennan, Secretary. Each communication received will be reviewed by the Secretary and distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communication. The Secretary may attempt to handle an inquiry directly or forward a communication to another employee of the Company for response. The Secretary also has the authority not to forward a communication to the Board of Directors or an individual director if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

Neither the Bank nor the Company had any outstanding extensions of credit as of December 31, 2022 to any executive officer or directors or to a related interest of a director or executive officer. The Bank’s Professional Responsibility Policy provides that no director or executive officer (as defined by the Bank’s Board of Directors) may provide goods or services to the Bank or an affiliate (which includes the Company) unless approved by the disinterested majority of the Board of Directors after full disclosure and it is determined that the arrangement is fair and appropriate. In addition, all transactions between the Bank or its affiliates and a director or executive officer must be conducted on an arm’s length basis, comply with all applicable laws and regulations and be on terms that are no more favorable to the director or executive officer than those afforded to similarly situated customers and vendors.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

The Company’s bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee for election to the Board of Directors, the stockholder must give written notice to the Secretary of the Company not earlier than the 150th day nor later than 5:00 P.M., Chicago, Illinois Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 P.M., Chicago, Illinois Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice must include:

•	As to each individual whom the stockholder proposes to nominate for election or re-election as a director,

◦	the name, age, business address and residence address of such individual;
◦	the class, series and number of any shares of stock of BankFinancial Corporation that are beneficially owned by such individual;
◦	the date such shares were acquired and the investment intent of such acquisition; and
◦

all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules thereunder (including such individual’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected);

•

As to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any “Stockholder Associated Person” (as defined in the Company’s bylaws), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom;

•

As to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Company which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person;

•

As to the stockholder giving the notice and any Stockholder Associated Person described above, the name and address of such stockholder, as they appear on the Company’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and

•

To the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or re-election as a director or the proposal of other business on the date of such stockholder’s notice.

Nothing in this Proxy Statement shall be deemed to require the Company to include in its Proxy Statement and proxy relating to an annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received.

Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the 2024 Annual Meeting of Stockholders must be given to the Company no earlier than November 13, 2023 and no later than 5:00 P.M., Chicago, Illinois Time, on December 13, 2023. If notice is received before November 13, 2023 or after 5:00 P.M., Chicago, Illinois Time, on December 13, 2023, it will not be considered timely, and the Company will not be required to present the matter at the next Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at BankFinancial Corporation’s executive office, 60 North Frontage Road, Burr Ridge, Illinois 60527, no later than 5:00 P.M., Chicago, Illinois Time, on December 13, 2023. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and the Company’s bylaws.

NOTICE OF A SOLICITATION OF PROXIES IN SUPPORT OF DIRECTOR NOMINEES OTHER THAN THE COMPANY’S NOMINEES

In order to solicit proxies in support of director nominees other than the Company’s nominees for our 2024 Annual Meeting of Stockholders, a person must provide notice postmarked or transmitted electronically to our executive office, 60 North Frontage Road, Burr Ridge, Illinois 60527, or BFIN@bankfinancial.com, no later than March 25, 2024.  Any such notice and solicitation shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act as determined by a majority vote of those present and voting.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED December 31, 2022 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO BANKFINANCIAL CORPORATION, 60 NORTH FRONTAGE ROAD, BURR RIDGE, ILLINOIS 60527, ATTN: JAMES J. BRENNAN, SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS

James J. Brennan
Secretary

Burr Ridge, Illinois

April 12, 2023

APPENDIX A

BANKFINANCIAL CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

COMMITTEE CHARTER

I.	PURPOSE OF THE AUDIT COMMITTEE

The Audit Committee shall be directly responsible for the appointment and dismissal, compensation, and oversight of the Company’s Internal Auditor and independent auditor, and may not delegate any of such responsibilities to others. The Committee shall assist the Board in its oversight of:

•

The integrity, accuracy and completeness of the Company’s financial statements and other significant written financial information provided by the Company to any regulatory organization or the public in compliance with all applicable laws and regulations;

•	The Company’s auditing, accounting and financial reporting processes;

•	The Company’s systems of internal controls regarding asset/liability management, lending, finance, deposit services and other risk exposures;

•	The Company’s compliance with legal and regulatory requirements;

•	The retention and dismissal of the independent auditor as well as the review of the independent auditor’s qualifications, engagements, compensation and performance;

•	The performance of the Company’s internal audit function;

•	The adequacy of this charter and recommend any changes to the Board based on the advice of outside counsel concerning the current standards applicable to publicly-held corporate Audit Committees; and,

•

The assessment of the Committee’s operational performance on an annual basis, with the assistance of its outside counsel, the independent auditor or other consultants as it deems appropriate. The Committee will provide its self-assessment and recommendations for any changes to the Board. The Committee shall also recommend any changes to its allocation of resources resulting from its performance self-assessment.

•	Provide an open avenue of communication among management, the Internal Auditor, the independent auditors, senior management and the Board of Directors.

The Committee does not prepare financial statements on behalf of the Company or perform the Company’s audits, and its members are not the Company’s auditors and do not certify the Company’s financial statements. These functions are performed by the Company’s management and independent auditor.

II.	MEMBERSHIP

All members of the Audit Committee shall be independent of the Company management and free of any relationship that would compromise their exercise of independent judgment as Committee members. Each member of the Committee must satisfy all applicable qualification and independence requirements set forth in the rules and regulations of applicable regulatory organizations. The Committee shall monitor its continuing compliance with all membership requirements.

The Committee must consist of at least three directors. The responsibilities of a member of the Committee are in addition to responsibilities as a member of the Board and, accordingly, members receive additional compensation for Committee service.

The Company may assist the Committee in maintaining the appropriate financial literacy, and is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company, and other matters as may be requested. The Company may also provide new members with educational opportunities and appropriate orientation briefings.

III.	FREQUENCY OF MEETINGS

The Committee shall meet as frequently as necessary but no less than four times annually. The Committee shall also meet at the request of the Chief Executive Officer, the Chief Financial Officer, the Internal Auditor or the independent auditor. The Board of Directors shall designate a Chairperson of the Committee. The Committee Chairperson shall approve an agenda in advance of each meeting. A majority of the members of the Committee shall constitute a quorum. The Committee shall maintain minutes or other records of its meetings and activities.

The Committee shall, through its Chairperson, report regularly to the Board following the meetings of the Committee, addressing the matters designated by this Charter and such other related matters as the Committee may deem appropriate.

IV.	AUTHORITY

The Audit Committee may conduct or authorize investigations into any matters within the scope of this Charter. The Committee may also take any other action permitted by applicable laws, rules and regulations necessary to accomplish any action authorized by this charter.

The Committee may conduct meetings in executive session, with or without management, the Internal Auditor or the independent auditor (in each case, either individually or jointly) to effect the appropriate environment of communication and coordination for the Committee’s purposes and responsibilities pursuant to this Charter.

The Committee may request reports from the Chief Executive Officer or Chief Financial Officer. The Committee may also retain (and has the sole discretion to determine the funding for) experts to advise or assist it, including outside counsel, accountants, financial analysts or others.

V.	SCOPE OF COMMITTEE RESPONSIBILITIES

The scope of Committee responsibilities is as follows:

A.	Financial Reporting Processes

•

In consultation with the Internal Auditor and the independent auditors, review the accuracy and completeness of the Company’s financial reporting processes, both internal and external, in compliance with all applicable laws and regulations. The review should include the adequacy and effectiveness of the accounting and financial controls of the Company and any recommendations by the independent or internal auditor for improvements or particular areas where new or more detailed controls or procedures are desirable;

•

Establish regular and separate systems of reporting to the Committee by management, the Internal Auditor and the independent auditor regarding any significant judgments or assumptions made in management’s preparation of the financial statements and the appropriateness of such judgments;

•

Inquire of management, Internal Auditor and the independent auditors about significant risks or exposures involving accounting policies, internal controls or compliance matters and assess the steps management has taken to minimize such risks;

•

Periodically consult with the Internal Auditor and the independent auditors without the presence of management about the system of internal controls and the completeness and accuracy of the Company’s financial statements;

•

Receive written representations from management as to the integrity of the Company’s internal controls and financial reporting systems and the conformity of the Company’s financial statements with generally accepted accounting principles and applicable regulatory accounting principles;

•	Review any significant disagreement among management, the Internal Auditor and the independent auditors in connection with the preparation of the financial statements;

•

Consider and approve, if appropriate, material changes to the Company’s accounting and auditing principles and practices as needed or as recommended by management, the Internal Auditor or the independent auditors.

B.	Conduct of Internal Auditing

•

Review the internal audit function of the Company, including the annual audit plan as revised to incorporate adjustments due to changes in the business of the Company or arising from the cycle of internal controls review;

•

Review with the Internal Auditor and the independent auditors the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources;

•

Review the appointment, replacement, reassignment or dismissal of the Internal Auditor, the sufficiency of resources dedicated to the internal audit function and the independence of the Internal Auditor and internal audit function;

•	Review internal audit reports and management’s responses thereto;

•

Receive written representation from the Internal Auditor that there were no significant difficulties encountered during the course of internal audits, including any restrictions on the scope of their work or access to required information;

•	Review the Internal Audit Division’s compliance with the Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

C.	Conduct of Independent Auditing

•

Subject to ratification by shareholders, the Audit Committee shall have the sole authority to appoint or replace the independent auditors. The Audit Committee shall be directly responsible for the compensation of the independent auditors (for both the independent audit and approved non-audit services). The independent auditors shall report directly to the Audit Committee;

•

Subject to the prohibitions in Exhibit A, approve all audit and non-audit services to be performed by the independent auditors prior to the performance of that work (including all fees and expenses), either directly by the Audit Committee or in accordance with any pre-approval policy that may be adopted by the Audit Committee, provided that pre-approval shall not be required for any services that are exempt as de minimis under federal regulations or applicable listing requirements;

•	Review the qualifications and experience of senior members of the independent audit team and the independent auditor’s performance and fees;

•

Review and discuss with the independent auditors all significant relationships the independent auditors have with the Company to confirm independence. The Audit Committee shall also approve the hiring of employees or former employees of the independent auditor;

•

Review with the independent auditor any problems or difficulties in connection with the independent audit and management’s response, review the independent auditor’s attestation and report on management internal control report, and hold timely discussions with the independent auditors regarding the following: (1) all critical accounting policies and practices; (2) all alternative treatments of financial information within generally accepted accounting principles or regulatory accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatment, and the treatment preferred by the independent auditor; (3) other material written communications between the independent auditor and management, including, but not limited to, the management letter and schedule of unadjusted differences; and (4) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, discussing significant reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•

Obtain and review annually a report by the independent auditor describing (1) the auditing firm’s internal quality control procedures and (2) any material issues raised by its most recent quality control review or investigation within the preceding five years and steps taken to resolve those issues.

D.	Conduct of Information Technology & Information Security Auditing

•

Review of the minutes of the Audit Committee of the Bank with respect to the effectiveness of the Bank’s internal controls concerning Information Technology, including those controls related to information security, based on independent external audit and internal audit reports, and the presence or absence of any information security breaches or incidents;

•	Participate in continuing education with respect to emerging issues and trends in information technology auditing and information security;

•	Review of the minutes of the Audit Committee of the Bank with respect to the effectiveness of the Bank’s internal controls concerning Third-Party Vendor Management.

E.	Conduct of Legal & Regulatory Compliance Management

•	Review the Company’s Code of Ethics & Business Conduct and recommend any changes or additions thereto;

•

Establish procedures whereby (1) officers and associates can confidentially and anonymously submit to the Committee concerns or issues regarding the Company’s accounting or auditing principles and practices and (2) the tracking of the receipt, retention and treatment of such complaints is effected by the Internal Audit Division for direct reporting to the Committee;

•

Review the effectiveness of the Company’s regulatory compliance program, including any changes to policies or practices recommended by management, the Internal Auditor, the independent auditors or outside counsel;

•	Review all regulatory examination reports, management responses and any matters concerning resolution activities that the Internal Auditor believes appropriate for the Committee’s attention;

•	Review with the Company’s outside legal counsel any legal matters that may materially affect the Company’s financial statements or public filings and reports;

•

Review related party transactions consistent with all regulatory requirements, including the procedures with respect to expense account management and use of corporate assets by directors, officers and associates;

•	At least annually, assess any emerging accounting or regulatory issues that may have a material effect on the Company’s financial statements or public filings and reports in the future.

F.	Public Filings & Reports

•

Review the Company’s quarterly and annual SEC filings, including the financial statements, Management Discussion & Analysis information and management certifications with the Chief Executive Officer, Chief Financial Officer, the Internal Auditor and the independent auditors;

•	Review earnings press releases and information provided to analysts and rating agencies;

•	Review reports or other financial information, as deemed necessary and appropriate, prior to submission to the applicable regulatory organization or to the public;

•	Submit an annual report of the Committee to shareholders in the Company’s Proxy Statement as required by the U.S. Securities and Exchange Commission.

VI.	CONCLUSION

The Committee is to serve as an independent and objective party to monitor the Company’s financial reporting process and system of internal controls on behalf of the Board and shareholders. While maintaining its independence and integrity at all times, the Committee must also provide an open avenue of communication among management, the Internal Auditor, the independent auditors and the Board of Directors to properly fulfill its mission.

EXHIBIT A - PROHIBITED NON-AUDIT SERVICES

The following services may not be provided by the independent auditor contemporaneously with the audit:

•	Bookkeeping or other services related to the accounting records or financial statements of the Company;

•	Financial information systems design and implementation;

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	Actuarial services;

•	Internal audit outsourcing services;

•	Management functions or human resources;

•	Broker or dealer, investment advisor, or investment banking services;

•	Legal services and expert services unrelated to the audit;

•	Any other service that the Public Company Accounting Oversight Board determines is impermissible.

APPENDIX B

BANKFINANCIAL CORPORATION

HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

COMMITTEE CHARTER

I.	PURPOSE OF THE COMMITTEE

The Human Resources Committee shall be directly responsible for the execution of the Board’s responsibilities with respect to compensation, performance evaluation and succession planning for the Company’s Chief Executive Officer and principal executive officers. (The term “principal executive officers” are those individuals covered by Section 16 of the Securities and Exchange Act of 1934.) The Committee is also responsible for the submission of the annual report on executive compensation to the Board of Directors for inclusion into the Company’s Annual Proxy Statement.

II.	MEMBERSHIP

The Board shall appoint the members of the Committee annually. All members of the Committee shall be independent of the company management and free of any relationship that would compromise their exercise of independent judgment as Committee members. Each member of the Committee must satisfy all applicable qualification and independence requirements set forth in the rules and regulations of applicable regulatory organizations.

III.	FREQUENCY OF MEETINGS

The Committee shall meet as frequently as necessary but no less than annually. The Committee shall also meet at the request of the Chief Executive Officer or a majority of the Board of Directors. The Board of Directors shall designate a Chairperson of the Committee. The Committee Chairperson shall approve an agenda in advance of each meeting. A majority of the members of the Committee shall constitute a quorum. The Committee shall maintain minutes or other records of its meetings and activities.

The Committee shall, through its Chairperson, report regularly to the Board following the meetings of the Committee, addressing the matters designated by this Charter and such other related matters as the Committee may deem appropriate.

IV.	AUTHORITY

The Committee may conduct or authorize investigations into any matters within its scope of this Charter. The Committee may also take any other action permitted by applicable laws, rules and regulations necessary to accomplish any action authorized by this Charter.

The Committee may conduct meetings in executive session with members of the Board of Directors or the principal executive officers (in each case, either individually or jointly) to effect the appropriate environment of communication and coordination for the Company’s control environment.

The Committee may request reports from the Chief Executive Officer, Chief Financial Officer, General Counsel and Executive Vice President - Human Resources.

In its sole discretion, the Committee may retain, obtain the advice of or terminate any compensation consultant, legal counsel or other adviser used to assist the Committee in fulfilling its responsibilities. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any such consultant, legal counsel or other adviser retained by the compensation committee. The Company shall provide adequate resources to support the Committee’s activities, including appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, for payment of reasonable compensation to a compensation consultant, legal counsel or other adviser.

B-1

Prior to the selection of, or receiving advice from, a compensation consultant, legal counsel or other adviser, the Committee must consider the following factors, as well as any other factors identified by the stock exchange on which the Company’s shares are listed:

•	The provision of other services to the Company by the person that employs the compensation consultant, legal counsel or other adviser;

•

The amount of fees received from the Company by the person that employs the compensation consultant, legal counsel or other adviser, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other adviser;

•	The policies and procedures of the person that employs the compensation consultant, legal counsel or other adviser that are designed to prevent conflicts of interest;

•	Any business or personal relationship of the compensation consultant, legal counsel or other adviser with a member of the Committee;

•	Any stock of the Company owned by the compensation consultant, legal counsel or other adviser; and

•	Any business or personal relationship of the compensation consultant, legal counsel, other adviser or the person employing the adviser with an executive officer of the Company.

V.	SCOPE OF COMMITTEE RESPONSIBILITIES

The scope of Human Resources Committee responsibilities is as follows:

A.     Executive Compensation

Review and approve base compensation, cash incentive compensation, equity incentive compensation, non-standard employment benefits / perquisites, and employment or severance agreements for the Chief Executive Officer and principal executive officers. The Chief Executive Officer may not be present during voting or deliberations on his or her compensation.

B.     Management Sufficiency

Review annually the current state of management sufficiency and succession planning within the Company for key risk areas and report any recommended changes to the Board of Directors.

C.     Reporting

•	Submit a report to the Board on executive compensation for inclusion in the Company’s Annual Proxy Statement as required by all applicable laws and regulations of regulatory organizations;

•	Review the suitability of this Charter and recommend any changes to the Board of Directors;

•	At least annually, assess any emerging accounting, legal or regulatory issues that may have a material effect on the Company’s executive compensation practices or reports in the future.

VI.	CONCLUSION

The Committee is to serve as an independent and objective party to monitor the Company’s corporate governance practices relating to human resources matters and facilitate the effective oversight of executive compensation, management sufficiency and succession planning of the Company. The Committee will meet periodically throughout the year to execute its responsibilities and issue reports of its activities for use by the Board of Directors and Shareholders.

B-2

BankFinancial Corporation

VOTE

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IMPORTANT ANNUAL MEETING INFORMATION 000004

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Your vote matters – here's how to vote!

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BankFinancial Corporation Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

01 - F. Morgan Gasior 02 - Debra R. Zukonik

☐ Vote FOR all nominees ☐ WITHHOLD vote from all nominees

☐ For All EXCEPT 01 ☐ 02 ☐

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The Board of Directors recommends a vote FOR Proposal 3.

	For	Against	Abstain
3. An advisory, non-binding resolution to approve our executive compensation.	☐	☐	☐

The Board of Directors recommends a vote for the 1 Year option on Proposal 4.

	1 Year	2 Years	3 Years	Abstain
4. An advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation.	☐	☐	☐	☐

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof as permitted by law.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

The undersigned acknowledge(s) receipt from the Company, prior to the execution of this proxy, of a Notice of the Annual Meeting of Stockholders, a Proxy Statement dated April 12, 2023 and the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, the signature of any joint holder is required. A proxy executed by a corporation or other legal entity should be signed in its name by an authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - BANKFINANCIAL CORPORATION

Proxy for Annual Meeting of Stockholders May 25, 2023

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BANKFINANCIAL CORPORATION

The person(s) granting this proxy, whose signature(s) appear(s) on the reverse side of this proxy, hereby appoint(s) Cassandra J. Francis, John M. Hausmann, Terry R. Wells, Glen R. Wherfel and each of them, with full power of substitution, acting by a majority of those present and voting, or if only one is present and voting, then that one, to act as attorneys and proxies for the person(s) granting this proxy to vote all shares of common stock of BankFinancial Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held on May 25, 2023 at 11:00 a.m., Chicago, Illinois Time, at Chicago Marriott Southwest at Burr Ridge, 1200 Burr Ridge Pkwy., Burr Ridge, Illinois 60527 and any adjournments or postponements thereof, with all the powers the undersigned would possess if present.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY, "FOR" THE RATIFICATION OF THE ENGAGEMENT OF RSM US LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY, "FOR" THE ADVISORY, NON-BINDING RESOLUTION TO APPROVE OUR EXECUTIVE COMPENSATION AND FOR THE "1 YEAR" OPTION AS TO THE FREQUENCY OF STOCKHOLDER VOTES ON OUR EXECUTIVE COMPENSATION. THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE SUCH SHARES AT SAID MEETING OR AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy continues and must be signed on the reverse side.

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